                                                                     EXHIBIT 2.6
                            _______________________

                                MERGER AGREEMENT

                                  by and among

                          CENTERPOINT ADVISORS, INC.,
                            (A DELAWARE CORPORATION)

                          URBACH, KAHN & WERLIN, P.C.,
                     (A NEW YORK PROFESSIONAL CORPORATION)

                          URBACH, KAHN & WERLIN, P.C.,
                   (A MASSACHUSETTS PROFESSIONAL CORPORATION)

                              UKW MERGERSUB INC.,
                            (A DELAWARE CORPORATION)

                              UKW MANAGEMENT  LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                                      and

                      WILLIAM F. CHANDLER, JAMES DANIELS,
                       MARIANNE DEMARIO, DAVID L. EVANS,
                     STEVEN N. FISCHER, ROBERT E. FLEMING,
                       HOWARD S. FOOTE, JOHN S. GIJANTO,
                        PAUL, GOETZ, ARTHUR L. HEISMAN,
                      JEFFREY S. HERSHOW, LLOYD F. JONES,
                      WILLIAM M. KAHN, RICHARD G. KOTLOW,
                      RICHARD M. LIPMAN, MICHAEL MAHONEY,
                      HAROLD D. MANDEL, MICHAEL MCCARTHY,
                     DONALD J. NEUBECKER, KEVIN O'DONOGHUE,
                    MARILYN A. PENDERGAST, JOSEPH PETERSON,
                    JEFFREY M. ROSENBAUM, ALAN A. SCHACHTER
                              AND JOHN E. WOLFGANG

                                 the Members of

                               UKW MANAGEMENT LLC

                                 March 31, 1999

                                TABLE OF CONTENTS
                                -----------------

                                                                                                  PAGE
                                                                                                  ----
ARTICLE I  THE MERGER.........................................................................     2
         1.1      Merger......................................................................     2
                  ------
         1.2      Effects of the Merger.......................................................     3
                  --------------------
         1.3      Directors and Officers of the Surviving Corporation.........................     3
                  ---------------------------------------------------

ARTICLE II  CONSIDERATION AND MANNER OF PAYMENT...............................................     3
         2.1      Merger Consideration........................................................     3
                  --------------------
         2.2      Post-Closing Adjustments to Basic Purchase Consideration....................     4
                  --------------------------------------------------------
                  2.2.1    Adjustments for Net Working Capital Shortfall/Excess...............     4
                           ----------------------------------------------------
                  2.2.2    Preliminary Balance Sheet and Adjustment...........................     4
                           ----------------------------------------
                  2.2.3    Interim Adjustment.................................................     4
                           ------------------
                  2.2.4    Final Adjustment...................................................     5
                           ----------------
                  2.2.5    Disputes...........................................................     5
                           --------
                  2.2.6    Payment of Adjustments.............................................     5
                           ----------------------
         2.3      Post-Closing Management of AR...............................................     6
                  -----------------------------
         2.4      Assignment of Uncollected AR................................................     6
                  ----------------------------
         2.5      Definitions.................................................................     6
                  -----------

ARTICLE III  THE CLOSING......................................................................     7

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF  MANAGEMENT, MASS PC AND THE COMPANY............     7
         4.1      Organization and Qualification..............................................     7
                  ------------------------------
         4.2      Company Subsidiaries........................................................     8
                  --------------------
         4.3      Authority; Non-Contravention; Approvals.....................................     8
                  ---------------------------------------
         4.4      Capitalization..............................................................     9
                  --------------
         4.5      Year 2000...................................................................    10
                  ---------
         4.6      Financial Statements........................................................    10
                  --------------------
         4.7      Absence of Undisclosed Liabilities..........................................    11
                  ----------------------------------
         4.8      Unbilled Fees and Expenses..................................................    11
                  --------------------------
         4.9      Absence of Certain Changes or Events........................................    11
                  ------------------------------------
         4.10     Litigation..................................................................    14
                  ----------
         4.11     Compliance with Applicable Laws.............................................    14
                  -------------------------------
         4.12     Licenses....................................................................    15
                  --------
         4.13     Material Contracts..........................................................    15
                  ------------------
         4.14     Properties..................................................................    17
                  ----------
         4.15     Intellectual Property.......................................................    19
                  ---------------------
         4.16     Taxes.......................................................................    20
                  -----
         4.17     Employee Benefit Plans; ERISA...............................................    21
                  -----------------------------
         4.18     Labor Matters...............................................................    23
                  -------------
         4.19     Environmental Matters.......................................................    23
                  ---------------------

                                      (i)

         4.20     Insurance...................................................................    24
                  ---------
         4.21     Interest in Customers and Suppliers; Affiliate Transactions.................    24
                  -----------------------------------------------------------
         4.22     Business Relationships......................................................    24
                  ----------------------
         4.23     Compensation................................................................    25
                  ------------
         4.24     Bank Accounts...............................................................    25
                  -------------
         4.25     Professional Credentials....................................................    25
                  ------------------------
         4.26     Disclosure; No Misrepresentation............................................    25
                  --------------------------------

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE MEMBERS......................................    26
         5.1      Several Representations and Warranties......................................    26
                  --------------------------------------
                  5.1.1    Capitalization.....................................................    26
                           --------------
                  5.1.2    Authority..........................................................    26
                           ---------
                  5.1.3    Non-Contravention..................................................    26
                           -----------------
                  5.1.4    Approvals..........................................................    27
                           ---------
                  5.1.5    Litigation.........................................................    27
                           ----------
                  5.1.6    No Transfer........................................................    27
                           -----------
                  5.1.7    Disclosure.........................................................    27
                           ----------
                  5.1.8    Representations and Warranties of Management, Mass PC and the
                           -------------------------------------------------------------
                           Company............................................................    28
                           -------
         5.2      Joint and Several Representations and Warranties............................    28
                  ------------------------------------------------

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF CENTERPOINT.....................................    28
         6.1      Organization And Qualification..............................................    28
                  ------------------------------
         6.2      Capitalization..............................................................    28
                  --------------
         6.3      No Subsidiaries.............................................................    29
                  ---------------
         6.4      Authority; Non-Contravention; Approvals.....................................    29
                  ---------------------------------------
         6.5      Absence of Undisclosed Liabilities..........................................    30
                  ----------------------------------
         6.6      Litigation..................................................................    31
                  ----------
         6.7      Compliance with Applicable Laws.............................................    31
                  -------------------------------
         6.8      No Misrepresentation........................................................    31
                  --------------------

ARTICLE VII  CERTAIN COVENANTS AND OTHER TERMS................................................    31
         7.1      Conduct of Business by the Company Prior to the Effective Time..............    31
                  --------------------------------------------------------------
         7.2      No-Shop.....................................................................    34
                  -------
         7.3      Schedules...................................................................    34
                  ---------
         7.4      Members Meeting.............................................................    35
                  ---------------
         7.5      Conversion..................................................................    36
                  ----------

ARTICLE VIII  ADDITIONAL AGREEMENTS...........................................................    36
         8.1      Access to Information.......................................................    36
                  ---------------------
         8.2      Registration Statements.....................................................    37
                  -----------------------
         8.3      Expenses and Fees...........................................................    38
                  -----------------
         8.4      Agreement to Cooperate......................................................    38
                  ----------------------
         8.5      Public Statements...........................................................    38
                  -----------------
         8.6      Registration Rights.........................................................    38
                  -------------------

                                     (ii)

         8.7      CenterPoint Covenants.......................................................    41
                  ---------------------
         8.8      Release of Guarantees.......................................................    41
                  ---------------------
         8.9      Lock-Up Agreement...........................................................    41
                  -----------------
         8.10     Preparation and Filing of Tax Returns.......................................    41
                  -------------------------------------
         8.11     Maintenance of Insurance....................................................    41
                  ------------------------
         8.12     Administration..............................................................    42
                  --------------

ARTICLE IX  INDEMNIFICATION...................................................................    42
         9.1      Indemnification by the Members..............................................    42
                  ------------------------------
         9.2      Indemnification by CenterPoint..............................................    44
                  ------------------------------
         9.3      Indemnification Procedure for Third Party Claims............................    45
                  ------------------------------------------------
         9.4      Direct Claims...............................................................    46
                  -------------
         9.5      Failure to Give Timely Notice...............................................    46
                  -----------------------------
         9.6      Reduction of Loss...........................................................    47
                  -----------------
         9.7      Limitation on Indemnities...................................................    47
                  -------------------------
                  9.7.1    Threshold for the Members..........................................    47
                           -------------------------
                  9.7.2    Threshold for CenterPoint..........................................    47
                           -------------------------
                  9.7.3    Limitations on Claims Against the Members..........................    47
                           -----------------------------------------
                  9.7.4    Limitation on Claims Against CenterPoint...........................    48
         9.8      Survival of Representations, Warranties and Covenants of the Members,
                  ---------------------------------------------------------------------
                  Management, Mass PC and the Company; Time Limits on Indemnification
                  -------------------------------------------------------------------
                  Obligations.................................................................    48
                  -----------
         9.9      Survival of Representations, Warranties and Covenants of CenterPoint; Time
                  --------------------------------------------------------------------------
                  Limits on Indemnification Obligations.......................................    48
                  -------------------------------------
         9.10     Defense of Claims; Control of Proceedings...................................    48
                  -----------------------------------------
         9.11     Fraud; Exclusive Remedy.....................................................    49
                  -----------------------
         9.12     Manner of Satisfying Indemnification Obligations............................    49
                  ------------------------------------------------
         9.13     Member Representative.......................................................    49
                  ---------------------

ARTICLE X  CLOSING CONDITIONS.................................................................    49
         10.1 Conditions to Each Party's Obligation to Effect the Merger......................    49
              ----------------------------------------------------------
         10.2 Conditions to Obligation of Mass PC, the Members, Management and the
              --------------------------------------------------------------------
              Company to Effect the Merger....................................................    50
              ----------------------------
         10.3 Conditions to Obligation of CenterPoint to Effect the Merger....................    52
              ------------------------------------------------------------

         ARTICLE XI  TERMINATION, AMENDMENT AND WAIVER........................................    54
         11.1     Termination.................................................................    54
                  -----------
         11.2     Effect of Termination.......................................................    55
                  ---------------------
         11.3     Amendment...................................................................    55
                  ---------
         11.4     Waiver......................................................................    55
                  ------
ARTICLE XII  TRANSFER RESTRICTIONS............................................................    56
         12.1     Transfer Restrictions Generally.............................................    56
                  -------------------------------
         12.2     Release of Restrictions.....................................................    56
                  -----------------------
         12.3     Legend......................................................................    56
                  ------

                                     (iii)

ARTICLE XIII  NONCOMPETITION..................................................................   57
         13.1     Prohibited Activities.......................................................   57
         13.2     Damages.....................................................................   58
                  -------
         13.3     Reasonable Restraint........................................................   58
                  --------------------
         13.4     Severability; Reformation...................................................   59
                  -------------------------
         13.5     Independent Covenant........................................................   59
                  --------------------
         13.6     Materiality.................................................................   59
                  -----------

ARTICLE XIV  [RESERVED].......................................................................   59

ARTICLE XV  GENERAL PROVISIONS................................................................   59
         15.1     Brokers.....................................................................   59
                  -------
         15.2     Notices.....................................................................   60
                  -------
         15.3     Interpretation..............................................................   61
                  --------------
         15.4     Certain Definitions.........................................................   61
                  -------------------
         15.5     Entire Agreement; Assignment................................................   61
                  ----------------------------
         15.6     Applicable Law..............................................................   61
                  --------------
         15.7     Counterparts................................................................   61
                  ------------
         15.8     Parties in Interest.........................................................   62
                  -------------------

                                     (iv)

                                LIST OF SCHEDULES
                                -----------------

Schedule 2.1               Consideration

Schedule 2.5               Net Working Capital Adjustment Items

Schedule 4.2               Company Subsidiaries

Schedule 4.3.2             Required Consents

Schedule 4.4               Capitalization

Schedule 4.7               Liabilities

Schedule 4.9               Certain Changes and Events

Schedule 4.10              Litigation

Schedule 4.11              Noncompliance with Applicable Laws

Schedule 4.12              Licenses and Permits

Schedule 4.13              Material Contracts

Schedule 4.14.1-1          Real Property

Schedule 4.14.1-2(a)       Exceptions Regarding Owned Property

Schedule 4.14.1-2(b)       Exceptions Regarding Leased Property

Schedule 4.14.2            Tangible Personal Property; Liens

Schedule 4.15              Intellectual Property

Schedule 4.16.1-1          Taxes

Schedule 4.16.1-2          Tax Audits

Schedule 4.17.1            Employee Plans

Schedule 4.17.2            Unwritten Employee Plans

Schedule 4.18              Labor Matters

Schedule 4.19              Environmental Matters

                                      (v)

Schedule 4.20              Insurance

Schedule 4.21              Affiliate Transactions

Schedule 4.22              Business Relationships

Schedule 4.23              Compensation

Schedule 4.24              Bank Accounts

Schedule 6.2               CenterPoint's Capitalization

Schedule 6.5               Liabilities

Schedule 7.1.4(i)          Terminated Agreements

Schedule 7.1.4(ii)         Excluded Assets

Schedule 8.8               Members' Guarantees

Schedule 15.1              Brokers

Schedule 15.2.3            Members and Their Counsel

                                     (vi)

                                LIST OF EXHIBITS
                                ----------------


Exhibit A                  Members of Management

Exhibit 10.2(c)            Form of Opinion of CenterPoint's Counsel

Exhibit 10.2(d)            Form of Incentive Compensation Agreement

Exhibit 10.2(f)            Form of Stockholders Agreement

Exhibit 10.3(c) Form of Opinion of Counsel to Management, Mass PC, the Company and the Members

Exhibit 10.3(d)(A)         Form of Separate Practice Agreement

Exhibit 10.3(d)(B)         Form of Services Agreement

Exhibit 10.3(j)            Form of Members' Release

Exhibit 10.3(k)(1)         Form of LSAG Purchase Agreement

Exhibit 10.3(k)(2)         Form of Word Purchase Agreement

Exhibit 10.3(m)            Form of Conversion Merger Agreement

CenterPoint agrees to furnish supplementally to the Securities Exchange Commission, upon request, a copy of any omitted exhibit or schedule to this Agreement.

                                     (vii)

                                  DEFINED TERMS
                                  -------------

Accounting Licenses............................................................    Section 4.12

Actions........................................................................    Section 4.10.1

Acquisition Transaction........................................................    Section 13.1

Affiliate......................................................................    Section 15.4

Affiliate Transactions.........................................................    Section 4.21

Agreement......................................................................    Introduction

AR.............................................................................    Section 2.5(a)

Arbitrator.....................................................................    Section 2.2.5

Attest Entity..................................................................    Section 7.1.2

Attestation Practice...........................................................    Introduction

Basic Purchase Consideration...................................................    Section 2.1.1

Business.......................................................................    Introduction

Cash Consideration.............................................................    Section 2.1.1

CenterPoint....................................................................    Introduction

CenterPoint Accountants........................................................    Section 2.2.2

CenterPoint Common Stock.......................................................    Section 2.1.1

CenterPoint Indemnified Party(ies).............................................    Section 9.1

CenterPoint Material Adverse Effect............................................    Section 6.4.3

CenterPoint Representatives....................................................    Section 8.1.1

CenterPoint Required Statutory Approvals.......................................    Section 6.4.3

Closing........................................................................    Article III

Closing Balance Sheet..........................................................    Section 2.2.2

Closing Date...................................................................    Article III

Code...........................................................................    Introduction

                                    (viii)

Company......................................................................       Introduction

Company Material Adverse Effect..............................................       Section 4.3.3

Company Representatives......................................................       Section 8.1.1

Company Stock................................................................       Section 2.1.1

Company Subsidiaries.........................................................       Section 4.2

Consummation Date............................................................       Article III

Contracts....................................................................       Section 4.13

Conversion...................................................................       Introduction

Copyrights...................................................................       Section 4.15

Defense Notice...............................................................       Section 9.3.1

DGCL.........................................................................       Section 1.1

Direct Claim.................................................................       Section 9.4

Disputed Item................................................................       Section 2.2.5

Dissenting Shares............................................................       Section 2.1.3

Effective Time...............................................................       Section 1.1

Employee Plan................................................................       Section 4.17.5(a)

Environmental and Safety Requirements........................................       Section 4.19

ERISA........................................................................       Section 4.17.5(b)

Excluded Assets..............................................................       Section 7.1.4

Excluded Liabilities.........................................................       Section 7.1.4

Final Adjustment.............................................................       Section 2.2.4

Financial Statements.........................................................       Section 4.6

First Person.................................................................       Section 4.17.5(c)

Form S-1.....................................................................       Section 4.3.3

Form S-4.....................................................................       Section 4.3.3

                                     (ix)

Founding Companies.............................................................    Introduction

GAAP...........................................................................    Section 4.6

general increase...............................................................    Section 4.23

Governmental Authority.........................................................    Section 4.3.2

Hazardous Materials............................................................    Section 4.19

HSR Act........................................................................    Section 4.3.3

Incentive Compensation Agreement...............................................    Section 10.2(d)

Indemnified Party..............................................................    Section 9.3.1

Indemnifying Party.............................................................    Section 9.3.1

Intellectual Property..........................................................    Section 4.15

Intellectual Property Licenses.................................................    Section 4.15

Interim Adjustment.............................................................    Section 2.2.3

IPO Introduction Knowledge.....................................................    Section 15.4

Latest Balance Sheet...........................................................    Section 4.6

Laws...........................................................................    Section 4.11

Leased Property................................................................    Section 4.14.1

Licenses.......................................................................    Section 4.12

Liens..........................................................................    Section 4.3.2

Liquidated Damages Amount......................................................    Section 7.3

Losses.........................................................................    Section 9.1

LSAG...........................................................................    Introduction

Market Price...................................................................    Section 9.12

Marks..........................................................................    Section 4.15

Mass PC........................................................................    Introduction

                                      (x)

Material Contracts............................................................        Section 4.13

MBCL..........................................................................        Section 1.1

Member........................................................................        Introduction

Member Indemnified Party......................................................        Section 9.2

Member Representative.........................................................        Section 9.13

Merger........................................................................        Introduction

Mergersub.....................................................................        Introduction

Mergersub Stock...............................................................        Section 2.1.4

Merger Documents..............................................................        Section 1.1

Net Working Capital...........................................................        Section 2.5(b)

1933 Act......................................................................        Section 4.3.3

1934 Act......................................................................        Section 8.7(b)

Organizational Documents......................................................        Section 4.1

Other Agreements..............................................................        Introduction

Other Founding Companies......................................................        Section 9.1

Other Mergers.................................................................        Introduction

Owned Property................................................................        Section 4.14.1

Patents.......................................................................        Section 4.15

Person........................................................................        Section 15.4

Plan Affiliate................................................................        Section 4.17.5(c)

Real Property.................................................................        Section 4.14.1

Registration Statements.......................................................        Section 4.3.3

Resolution Period.............................................................        Section 2.2.5

Restricted Shares.............................................................        Section 12.1

Returns.......................................................................        Section 4.16.1

                                     (xi)

Schedules....................................................................      Section 7.3

SEC..........................................................................      Section 4.3.3

Securities Act...............................................................      Section 4.3.3

Special Bonus Plan...........................................................      Section 2.5(c)

Stock Consideration..........................................................      Section 2.1.1

Stockholders Agreement.......................................................      Section 10.2(f)

Surviving Corporation........................................................      Section 1.2

Target.......................................................................      Section 2.5(d)

Tax Accrual..................................................................      Section 2.5(e)

Taxes........................................................................      Section 4.16.2

Territory....................................................................      Section 13.1(a)

Third Party Claim............................................................      Section 9.3.1

Trade Secrets................................................................      Section 4.15

Underwriters.................................................................      Section 8.1.1

Voting Agreement.............................................................      Introduction

Word.........................................................................      Introduction

                                     (xii)

                               MERGER AGREEMENT


     THIS MERGER AGREEMENT (this "AGREEMENT") is made as of March 31, 1999, by and among CenterPoint Advisors, Inc., a Delaware corporation ("CENTERPOINT"), Urbach, Kahn & Werlin, P.C., a New York professional corporation (together with its permitted successors and assigns, the "COMPANY"), Urbach, Kahn & Werlin, P.C., a Massachusetts professional corporation ("MASS PC"), UKW Mergersub Inc., a Delaware corporation and wholly-owned subsidiary of CenterPoint ("MERGERSUB"), UKW Management LLC, a Delaware limited liability company ("MANAGEMENT") and the members of Management, who are also all of the stockholders of the Company identified on Exhibit A to this Agreement (each such individual, in such
              ---------
individual's capacity as a member and stockholder, a "MEMBER" and, collectively, the "MEMBERS").


                                  WITNESSETH:

     WHEREAS, the Company engages directly, and indirectly through the Company Subsidiaries, in the business of providing accounting, tax and other related services (such business provided by the Company is referred to as the "BUSINESS");

     WHEREAS, prior to, and in anticipation of, completion of the transactions contemplated hereby (a) the Company will cease to provide services related to the practice of accounting that, pursuant to applicable laws and regulations, may only be conducted by certified public accountants (the "ATTESTATION PRACTICE") and (b) the Members, as stockholders of the Company, will cause the conversion of the Company from a professional corporation to a business corporation by merging with Mass PC, with Mass PC surviving and amending its Organizational Documents (as defined in Section 4.1) such that it converts to a
                                        -----------
business corporation (the "CONVERSION");

     WHEREAS, upon completion of the Conversion and prior to, and in anticipation of the transactions contemplated hereby, Management will acquire all of the issued and outstanding capital stock of the Company from the Members, as stockholders of the Company, in exchange for issuing the Members proportional membership interests in Management;

     WHEREAS, prior to, and in anticipation of, completion of the transactions contemplated hereby, Management will receive a contribution of all of the outstanding stock of Legal and Scientific Analysis Group, Inc. ("LSAG") from the stockholders of LSAG and all of the outstanding equity interests of Word Computer Support, LLC ("WORD") from the members of Word in exchange for issuing such stockholders and members the membership interests in Management, such that each of LSAG and Word is a wholly-owned subsidiary of the Company;

     WHEREAS, the Operating Committee of Management and the Boards of Directors of the Company, CenterPoint and Mergersub deem it advisable and in the best interests of their respective equity holders to approve and consummate the business combination transactions provided herein in which Mergersub would merge with and into the Company, with the Company being the surviving corporation in the merger (the "MERGER");

     WHEREAS, certain Members, as stockholders of the Company, have entered into a Voting Agreement dated the date hereof (the "VOTING AGREEMENT") pursuant to which, among other things, such Members have agreed to vote the shares of capital stock of the Company that such Members own or control, directly or indirectly, to approve the Merger and the transactions contemplated by this Agreement;

     WHEREAS, CenterPoint is entering into other agreements (the "OTHER AGREEMENTS") substantially similar to this Agreement with each of Reznick Fedder & Silverman, P.C., Robert F. Driver Company, Inc., Mann Frankfort Stein & Lipp, P.C., Berry, Dunn, McNeil & Parker, Chartered, Self Funded Benefits, Inc. d/b/a Insurance Design Administrators, Grace & Company, P.C., Simione, Scillia, Larrow & Dowling LLC, Follmer Rudzewicz & Co., P.C., Holthouse, Carlin & Van Trigt, The Reppond Company, Inc., Reppond Administrators, LLC, and Verasource Excess Risk Ltd. (which companies together with the Company are collectively referred to herein as the "FOUNDING COMPANIES"), which agreements provide for the merger of a wholly-owned subsidiary of CenterPoint with each such Founding Company (the "OTHER MERGERS") simultaneously with the Merger and CenterPoint has provided a side letter to each holder of equity interests of the Company to such effect;

     WHEREAS, simultaneously with the consummation of the Merger, CenterPoint will close an initial public offering (the "IPO") of CenterPoint Common Stock (as defined in Section 2.1.1); and
               -------------

     WHEREAS, the parties intend the acquisition of CenterPoint Common Stock by the Members pursuant to the terms hereof to be tax-free under the provisions of
Section 351 of the Internal Revenue Code of 1986, as amended (the "CODE").

     NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I

                                  THE MERGER

     1.1  Merger.  Upon the terms and subject to the conditions set forth in
          ------
this Agreement and in reliance upon the representations and warranties set forth herein, Mergersub shall be merged with and into the Company, causing the separate corporate existence of Mergersub to cease and the Company to continue under the laws of the Commonwealth of Massachusetts. As promptly as possible on the Closing Date, the parties shall cause the Merger to be completed by filing articles of merger and a certificate of merger, as applicable (the "MERGER DOCUMENTS"), with the Secretary of the Commonwealth of Massachusetts, as provided in the Massachusetts Business Corporation Law, as amended (the "MBCL"), and with the Secretary of State of Delaware, as provided in the Delaware General Corporation Law (the "DGCL"). The Merger shall become effective (the "EFFECTIVE TIME") upon the filing of the Merger Documents with the Secretary of the Commonwealth of Massachusetts and the Secretary of State of Delaware or at such later time, contemporaneously with the closing of the IPO, as agreed by CenterPoint and the Company and specified in the Merger Documents.

     1.2  Effects of the Merger.  At the Effective Time (i) the separate
          ---------------------
existence of Mergersub shall cease and Mergersub shall be merged with and into the Company, with the Company being the surviving corporation in the Merger (the Company is sometimes referred to herein as the "SURVIVING CORPORATION"), (ii) the Articles of Incorporation and By-laws of the Surviving Corporation shall be amended in form and substance acceptable to CenterPoint and as specified in the Merger Documents, (iii) the Merger shall have all effects provided by applicable law, and (iv) the Surviving Corporation shall be a wholly-owned subsidiary of CenterPoint.

     1.3  Directors and Officers of the Surviving Corporation.  From and after
          ---------------------------------------------------
the Effective Time, the directors and officers of Mergersub shall be the directors and officers of the Surviving Corporation until their successors are duly elected and qualified.

                                  ARTICLE II

                      CONSIDERATION AND MANNER OF PAYMENT

     2.1  Merger Consideration.
          --------------------

          2.1.1     Basic Purchase Consideration.  At the Closing, by virtue of
                    ----------------------------
the Merger and without any action on the part of the holders thereof, the outstanding shares of capital stock, consisting of 18,830 shares of common stock, par value $0.01 per share, of the Company (the "COMPANY STOCK") shall be converted into the right to receive: (a) that number of shares of CenterPoint common stock, par value $.01 per share (the "CENTERPOINT COMMON STOCK") determined in accordance with the formula in Schedule 2.1 (the "STOCK
                                             ------------
CONSIDERATION") and (b) the amount of cash in Schedule 2.1 (the "CASH
                                              ------------
CONSIDERATION"). The sum of the Cash Consideration and the Stock Consideration is herein referred to as "BASIC PURCHASE CONSIDERATION."

          2.1.2     Treasury Stock.  Each share of capital stock of the Company
                    --------------
held in treasury of the Company shall be canceled and retired and no payment shall be made in respect thereof.

          2.1.3     Dissenters.  Each outstanding share of capital stock of the
                    ----------
Company held by a Person that has perfected the right to dissent under applicable law and has not effectively withdrawn or lost such right as of the Effective Time (the "DISSENTING SHARES") shall not be converted into the right to receive any Basic Purchase Consideration and the holder thereof shall be entitled only to such rights as are granted by applicable law. The Company shall give CenterPoint prompt notice upon receipt by the Company of any such written demands for payment of fair value of shares of Company Stock and any other instruments provided pursuant to applicable law. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

          2.1.4     Conversion of Mergersub Stock.  At the Effective Time, each
                    -----------------------------
share of the capital stock of Mergersub (the "MERGERSUB STOCK") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and non-assessable share of the Surviving Corporation. Such newly issued shares shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

          2.1.5     Exchange of Certificates.  At the Closing, Management shall
                    ------------------------
deliver to CenterPoint the original Company Stock certificates, duly endorsed in blank by a duly authorized official of Management or accompanied by blank stock powers, in exchange for the allocated share of (a) CenterPoint Common Stock certificates representing the Stock Consideration and (b) payment of the Cash Consideration by certified check, cashier's check or wire transfer of immediately available funds to a bank account or bank accounts in the amounts and manner specified by the Member Representative in a writing delivered to CenterPoint at least three (3) business days prior to the Closing Date. The shares represented by certificates for Company Stock so delivered shall be canceled. Until surrendered as contemplated by this Section 2.1.5, each
                                                     -------------
certificate representing shares of Company Stock represents only the right to receive Basic Purchase Consideration, as adjusted in accordance with this
Article II.
----------

     II.2 Post-Closing Adjustments to Basic Purchase Consideration.
          --------------------------------------------------------

          II.2.1   Adjustments for Net Working Capital Shortfall/Excess. The
                   ----------------------------------------------------
     Basic Purchase Consideration shall be (a) reduced dollar-for-dollar to the extent Net Working Capital on the Closing Date is less than the Target or
     (b) increased dollar-for-dollar to the extent Net Working Capital on the Closing Date is greater than the Target.

          II.2.2   Preliminary Balance Sheet and Adjustment.  At or about the
                   ----------------------------------------
     Closing, the Company will prepare, and the firm of PricewaterhouseCoopers LLP (the "CENTERPOINT ACCOUNTANTS") will review, a balance sheet of the Company, as of the Closing Date, in accordance with GAAP and consistent with the accounting policies and practices used in connection with the preparation of the Financial Statements (the "CLOSING BALANCE SHEET") along with a preliminary calculation of any excess or shortfall of Net Working Capital as compared to the Target.

          II.2.3   Interim Adjustment.  As soon as practicable, the Company will
                   ------------------
     prepare and deliver to CenterPoint a revised calculation of Net Working Capital reflecting all collections of AR up to the date 90 days from the Closing Date. Within 10 days of receipt of such calculation, CenterPoint will deliver to the Member Representative a written report indicating the amount and nature of any adjustment to the Basic Purchase Consideration determined in accordance with Section 2.2.1 (the "INTERIM ADJUSTMENT").
                                   -------------

          II.2.4   Final Adjustment.  As soon as practicable, the Company will
                   ----------------
     prepare and deliver to CenterPoint a final calculation of Net Working Capital revised to reflect all collections of AR up to the date 180 days from the Closing Date. CenterPoint will review such calculation and any records, work papers and other documents related thereto. Within 10 days of receipt of such calculation, CenterPoint will deliver to the Member Representative a written report indicating the amount and nature of any adjustment to the Basic Purchase Consideration determined in accordance with Section 2.2.1 (the "FINAL ADJUSTMENT").
          -------------

          II.2.5   Disputes.  The parties hereto shall not object to the Interim
                   --------
     Adjustment which shall be binding on the parties hereto, and shall withhold all objections until delivery of the Final Adjustment report. If the Member Representative does not object (or otherwise respond) in writing to the Final Adjustment report within 30 days after its delivery, the Final Adjustment shall automatically become final, binding and conclusive on all parties hereto. Any objection to the Final Adjustment report shall be in writing and shall specify the item or items in dispute (each a "DISPUTED ITEM").

          If the Member Representative and CenterPoint are unable to resolve any Disputed Item within 30 days after notice from the Member Representative that a dispute exists (the "RESOLUTION PERIOD"), then a representative from the office of a nationally recognized accounting firm chosen by the Member Representative and CenterPoint (the "ARBITRATOR") will arbitrate the dispute. The Member Representative and CenterPoint shall, within 20 days after expiration of the Resolution Period, present their respective positions with respect to any Disputed Item to the Arbitrator together with such materials as the Arbitrator deems appropriate. To the extent any Disputed Item is similar to a disputed item under the Other Agreements, the Arbitrator shall arbitrate the Disputed Item based on the submitted materials and without regard to the disputed item under the Other Agreements. The Arbitrator shall, after the submission of the materials, submit a written decision on each Disputed Item to the Member Representative and CenterPoint and such determination shall be final and binding on the parties hereto. The arbitration shall be conducted in Chicago, Illinois. The parties hereto agree that the cost of the Arbitrator shall be borne by the non-prevailing party or as determined by the Arbitrator.

          II.2.6   Payment of Adjustments.  In the event Net Working Capital is
                   ----------------------
     less than the Target, Management and the Members shall pay the amount of the shortfall to CenterPoint. In the event Net Working Capital is greater than the Target, CenterPoint shall pay the amount of the excess to Management. Any payment required to be made pursuant to this paragraph shall be made, within ten days of delivery of the report indicating any adjustment, by wire transfer of immediately available funds to an account designated in writing by the party that is to receive payment of such adjustment. In respect of the Final Adjustment, the party making a payment required by such adjustment shall make such payment within ten days after the Final Adjustment becomes final and shall receive credit for or return of any amount previously paid in connection with the Interim Adjustment.

     II.3 Post-Closing Management of AR.  Following the Closing, the billing,
          -----------------------------
servicing, administering and collection of the AR shall be conducted by the Company. The Company shall take all such actions as may be necessary or advisable to collect the AR in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Company's credit and collection policy in effect at Closing. The Company may modify, adjust or write-off AR from time to time in accordance with the Company's credit and collection policy in effect at Closing. Unless otherwise required by contract or law, payments by an obligor in respect of services rendered or expenses advanced by the Company shall be applied as follows: in the event any such payment specifically references the invoice being paid or clearly relates to an outstanding invoice, the payment will be applied to the corresponding invoice; and, in any other case, the payment will be applied to satisfy AR relating to such obligor in the order that such AR arose. Any adjustment, modification or write-off affecting AR and fees and expenses receivable and unbilled fees and expenses of the Company incurred after the Closing with respect to the same client engagement shall be allocated ratably to the pre-Closing and post-Closing periods.

     II.4 Assignment of Uncollected AR.  If any AR remain uncollected by the
          ----------------------------
Company as of 180 days after the Closing Date, the Company will assign the uncollected AR to Management. Notwithstanding the foregoing, the Company will retain the sole right to service, administer and collect the uncollected AR in accordance with Section 2.3.
                -----------

     II.5 Definitions.  For purposes of this Agreement, the following terms
          -----------
shall have the following meanings:

          (a) "AR" means any fees and expenses receivable and unbilled fees and expenses of the Company on the Closing Date.

          (b) "NET WORKING CAPITAL" means an amount determined as of the Closing Date, whenever calculated, equal to the difference between: (i) the sum of any AR, prepaid expenses and other current assets less (ii) the sum of
                                                       ----
     accounts payable, accrued current liabilities, the items listed on Schedule
                                                                        --------
     2.5, the Tax Accrual and the portion of employer-paid FICA attributable to
     ---
     Medicare, payable in connection with deferred compensation and the Special Bonus Plan. For purposes of this Section 2.5(b), the Special Bonus Plan
                                       --------------
     accrual shall not constitute a current liability.

          (c) "SPECIAL BONUS PLAN" means the Company's Special Bonus Plan, dated March 1, 1999.

          (d) "TARGET" means an amount equal to 1% of the Company's net revenues for the four quarter period ending on the last day of the calendar quarter prior to Closing.

          (e) "TAX ACCRUAL" means an amount equal to the product of (i) Net Working Capital (calculated before deduction of the Tax Accrual) less an amount equal to any tax deductions realized by CenterPoint as a result of any payments pursuant to the Special Bonus Plan and (ii) the sum of 34% plus the effective state tax rate on the Company (net of any federal tax benefit). A negative Tax Accrual shall be treated as a current asset for purposes of Section 2.5(b)(i).
                 -----------------


                                  ARTICLE III

                                  THE CLOSING

     The consummation of the Merger and the other transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Katten Muchin & Zavis, Chicago, Illinois, contemporaneously with the closing of the IPO, or at such other time and date as the parties hereto may mutually agree (the "CLOSING DATE").


                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                      MANAGEMENT, MASS PC AND THE COMPANY

     Management, Mass PC and the Company hereby jointly and severally represent and warrant to CenterPoint, as of the date hereof and, subject to Section 7.3,
                                                                  -----------
as of the date on which CenterPoint and the lead Underwriter (as defined in
Section 8.1.1) execute and deliver the Underwriting Agreement related to the IPO
-------------
and as of the Closing Date, as follows:

     IV.1 Organization and Qualification.  As of the date hereof and until
          ------------------------------
completion of the Conversion, the Company is and shall be a professional corporation duly organized, validly existing and in good standing under the laws of the State of New York. Following the Conversion, the Company will be a business corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Management is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Mass PC is a professional corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Each Company Subsidiary (as defined in Section
                                                                       -------
4.2) is duly organized, validly existing and in good standing under the laws of
---
the state of its organization set forth on Schedule 4.2.  Each of Management,
                                           ------------
the Company and the Company Subsidiaries has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. True, accurate and complete copies of Management's, Mass PC's, the Company's and each Company Subsidiary's Organizational Documents, in each case as in effect on the date hereof, have heretofore been delivered to CenterPoint. "ORGANIZATIONAL DOCUMENTS" means (a) the articles or certificate of incorporation and the bylaws of a corporation (professional or otherwise), (b) the partnership agreement and any statement of partnership of a general partnership, (c) the limited partnership agreement and the certificate of limited partnership of any limited partnership, (d) the operating or limited liability company agreement and certificate of formation of any limited liability company, (e) any charter or similar document adopted and filed in connection with the creation, formation, organization or governance (as applicable) of any Person and (f) any amendment to any of the foregoing.

     IV.2 Company Subsidiaries.  Schedule 4.2 sets forth the name (including any
          --------------------   ------------
assumed names), jurisdiction of organization and ownership of the issued and outstanding equity interests of each Person in which the Company owns, directly or indirectly, securities or other interests having the power to elect a majority of such Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of such Person (each a "COMPANY SUBSIDIARY" and collectively, the "COMPANY SUBSIDIARIES"). Except as set forth on Schedule 4.2, the Company does not, directly or
                       ------------
indirectly, own, of record or beneficially, or control any capital stock, securities convertible into capital stock or any other equity interest in any Person.

     IV.3 Authority; Non-Contravention; Approvals.
          ---------------------------------------

          IV.3.1 Each of Management, Mass PC and the Company has full right, power and authority to enter into this Agreement and, subject to the approval of the Merger and the transactions contemplated hereby by the Members, as stockholders of the Company, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of the Merger and the transactions contemplated hereby by the Members. This Agreement has been duly executed and delivered by Management, Mass PC and the Company, and, assuming the due authorization, execution and delivery hereof by CenterPoint, constitutes a valid and legally binding agreement of Management, Mass PC and the Company, enforceable against Management, Mass PC and the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          IV.3.2 The execution and delivery of this Agreement by each of Management, Mass PC and the Company does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any claim, lien, privilege, mortgage, charge, hypothecation, assessment, security interest, pledge or other encumbrance, conditional sales contract, equity charge, restriction, or adverse claim of interest of any kind or nature whatsoever (each a "LIEN" and collectively, the "LIENS") upon any of the properties or assets of the Company or any Company Subsidiary under, any of the terms, conditions or provisions of (i) the

     Organizational Documents of Management, Mass PC, the Company or any Company Subsidiary, (ii) following completion of the Conversion, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or federal, state, provincial, local or foreign government, or any subdivision, agency or authority of any thereof ("GOVERNMENTAL AUTHORITY") applicable to Management, Mass PC, the
     Company, any Company Subsidiary or the Business, properties or assets of Management, the Company or any Company Subsidiary, except for those items discussed in (ii) above relating to regulating, licensing or permitting the practice of public accountancy, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Management, Mass PC, the Company or any Company Subsidiary is a party or by which Management, Mass PC, the Company, any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be bound or affected. The consummation by Management, Mass PC and the Company of the transactions contemplated hereby will not result in a violation, conflict, breach, right of termination, creation or acceleration of Liens under the terms, conditions or provisions of the items described in clauses
     (i) through (iii) of the immediately preceding sentence, subject in the case of the terms, conditions or provisions of the items described in clause (iii) above, to obtaining (prior to the Closing Date) such consents required from third parties set forth on Schedule 4.3.2 and except for
                                              --------------
     those items described in (ii) above relating to regulating, licensing or permitting the practice of public accountancy.

          IV.3.3 Except for (i) the filing in connection with the IPO of a registration statement on Form S-1 ("FORM S-1") and the filing of a registration statement on Form S-4 (the "FORM S-4") (Form S-1 and Form S-4 sometimes collectively, the "REGISTRATION STATEMENTS") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT" or the "1933 ACT"), the declaration of the effectiveness thereof by the SEC and filings, if required, with various state securities or "1 blue sky" authorities, (ii) any filing which may be required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR ACT"), and (iii) any filing which may be required by any Governmental Authority or self-regulatory organization regulating, licensing or permitting the practice of public accountancy, no declaration, filing or registration with, notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Management, Mass PC or the Company or the consummation by Management, Mass PC or the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, individually or in the aggregate, have a "COMPANY MATERIAL ADVERSE EFFECT," which, for purposes of this Agreement means a material adverse effect on the operations, assets, condition (financial or other), operating results, employee or client relations, or prospects of the Company or any Company Subsidiary.

     IV.4 Capitalization.
          --------------

          IV.4.1 As of the date hereof, the authorized capital stock of the Company consists of 101,000 shares of common stock, par value $0.01 per share, of which 18,830 shares are issued and outstanding. The authorized capital stock of Mass PC consists of 18,830 shares of common stock, par value $0.01 per share, of which 18,830 shares are issued and outstanding. After the Conversion, the authorized capital stock of the Company shall consist of 20,000 shares of common stock, par value $0.01 per share, of which 18,830 shares shall be issued and outstanding. The authorized capital stock of each of the Company Subsidiaries, if any, and the number of such shares issued and outstanding is completely and accurately set forth in Schedule 4.4. The Members own beneficially and of record all of
              ------------
     the issued and outstanding shares of Company Stock and the stock of Mass PC, which shares constitute all of the outstanding shares of capital stock of the Company and Mass PC. Immediately prior to the Closing, Management shall own all such shares of the Company. The Company owns all shares of the Company's Subsidiaries as indicated on Schedule 4.4, in each case free
                                                ------------
     and clear of all Liens, and the Company has good and marketable title to such shares of the Company Subsidiaries. All of the issued and outstanding shares described in this Section 4.4.1 are, or will be prior to the
                              -------------
     Closing, validly issued, fully paid, nonassessable and free of preemptive rights.

          IV.4.2  Except as set forth on Schedule 4.4 or in connection with the
                                         ------------
     Conversion, there are no outstanding subscriptions, options, calls, contracts, commitments, undertakings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Mass PC, the Company or any Company Subsidiary or obligating Management, Mass PC, the Company or any Company Subsidiary to grant, extend or enter into any such agreement or commitment or obligating Management, Mass PC, the Company or any Company Subsidiary to convey or transfer any Mass PC stock, Company Stock or Company Subsidiary stock, as the case may be. As of the Closing Date, there will be no voting trusts, proxies or other agreements or understandings to which Management, Mass PC, the Company or any Company Subsidiary is a party or is bound with respect to the voting of any shares of capital stock or other equity interests of Mass PC, the Company or any Company Subsidiary.

     IV.5 Year 2000.  To the Knowledge of Management or the Company, all of the
          ---------
computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by the Company or any Company Subsidiary in the conduct of the Business will not malfunction, will not cease to function, will not generate incorrect data, and will not produce incorrect results when processing, providing, and/or receiving (i) date-related data into and between the twentieth (20/th/) and twenty-first (21/st/) centuries and (ii) date-related data in connection with any valid date in the twentieth (20/th/) and twenty-first (21/st/) centuries, except for any malfunctions or generations of incorrect data or results that would not individually or in the aggregate have a 1 Company Material Adverse Effect. Nothing in this Section 4.5
                                                                     -----------
is intended or shall be construed as a representation or warranty with respect to embedded systems.

     IV.6 Financial Statements.  Management and the Company have previously
          --------------------
furnished to CenterPoint copies of the audited consolidated balance sheet of the Company as of October 31 in each of the years 1997 and 1998 and unaudited consolidated balance sheet of the Company for the three (3) month period ending January 31, 1999 (the "LATEST BALANCE SHEET"), and the related audited consolidated statements of income, stockholders' equity and cash flow for each of the years in the three (3) year period ended October 31, 1998, including all notes thereto and related unaudited consolidated statements of income, stockholders' equity and cash flow for the three (3) month period ending January 31, 1999, including all notes thereto (collectively, the "FINANCIAL STATEMENTS"). Each of the Financial Statements is accurate and complete in all material respects, is consistent with the books and records of the Company and the Company Subsidiaries (which, in turn, are accurate and complete in all material respects), and fairly presents in all material respects the financial condition, assets and liabilities of the Company and the Company Subsidiaries as of its date and the results of operations and cash flows for the periods related thereto, in each case in accordance with generally accepted accounting principles, applied on a consistent basis ("GAAP").

     IV.7 Absence of Undisclosed Liabilities.  Except as disclosed in Schedule
          ----------------------------------                          --------
4.7, none of Mass PC, the Company nor any Company Subsidiary had, as of the date
---
of the Latest Balance Sheet, nor has it incurred since that date, any liabilities or obligations of any nature (whether known or unknown, absolute, contingent, accrued, direct, indirect, perfected, inchoate, unliquidated or otherwise), except (i) to the extent clearly and accurately reflected or accrued or fully reserved against in the Financial Statements or (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business and consistent with past custom and practices (none of which is a liability resulting from a breach of contract, breach of warranty, tort, infringement claim, legal violation or lawsuit).

     IV.8 Unbilled Fees and Expenses.  At the Closing, all unbilled fees and
          --------------------------
expenses at net realizable value reflected in the records of the Company and the Company Subsidiaries arose in the ordinary course of business, and will be billable in the ordinary course of business, using normal billing practices and adjustments employed as of the date of this Agreement by the Company and each Company Subsidiary. Upon such billing any such amounts will be collectible in the ordinary course of business using normal collection practices and policies employed by the Company and each Company Subsidiary (net of any allowance for doubtful accounts determined in accordance with the Company's and the Company Subsidiaries' past practice and custom).

     IV.9 Absence of Certain Changes or Events.  Except as set forth on Schedule
          ------------------------------------                          --------
4.9, since the date of the Latest Balance Sheet, each of the Company and the
---
Company Subsidiaries has conducted its business only in the ordinary course consistent with past custom and practices. Except as set forth on Schedule 4.9,
                                                                  ------------
since the date of the Latest Balance Sheet, there has not been any:

          (a) material adverse change in the operations, condition (financial or otherwise), operating results, assets, liabilities, employee or client relations or prospects of the Company or any Company Subsidiary;

          (b) damage, destruction or loss of any property owned by the Company or any Company Subsidiary, or used in the operation of the Business, whether or not covered by insurance, having a replacement cost or fair market value in excess of five percent (5%) of the amount of net property, plant and equipment shown on the Latest Balance Sheet, in the aggregate;

          (c) voluntary or involuntary sale, transfer, surrender, cancellation, abandonment, waiver, release or other disposition of any kind by the Company or any Company Subsidiary of any right, power, claim or debt, except the collection of accounts and billing of work-in-process, each in the ordinary course of business consistent with past custom and practices;

          (d) strike, picketing, boycott, work stoppage, union organizational activity, allegation, charge or complaint of employment discrimination or other labor dispute or similar occurrence that is reasonably expected to adversely affect the Company, a Company Subsidiary or the Business;

          (e) loan or advance by the Company or any Company Subsidiary to any Person, other than as a result of services performed for, or expenses properly and reasonably advanced for the benefit of, customers in the ordinary course of business consistent with past custom and practices;

          (f) notice (formal or otherwise) of any liability, potential liability or claimed liability relating to environmental matters;

          (g) declaration, setting aside, or payment of any dividend or other distribution in respect of the Company's capital stock or other equity interests or any direct or indirect redemption, purchase, or other acquisition of the Company's or any Company Subsidiary's capital stock or other equity interests, or the payment of principal or interest on any note, bond, debt instrument or debt to any Affiliate (as defined in Section
                                                                         -------
     15.4) of the Company or any Company Subsidiary, except bonuses and
     ----
     distributions to employees and stockholders of the Company disclosed to CenterPoint in writing that are consistent with the Company's past custom and practices or as otherwise contemplated by this Agreement;

          (h) incurrence by the Company or any Company Subsidiary of debts, liabilities or obligations except current liabilities incurred in connection with or for services rendered or goods supplied in the ordinary course of business consistent with past custom and practices, liabilities on account of taxes and governmental charges (but not penalties, interest or fines in respect thereof), and obligations or liabilities incurred by virtue of the execution of this Agreement;

          (i) issuance by the Company or any Company Subsidiary of any notes, bonds, or other debt securities or any equity securities or securities convertible into or exchangeable for any equity securities;

          (j) entry by the Company or any Company Subsidiary into, or amendment or termination of, any material commitment, contract, agreement, or transaction, other than in the ordinary course of business and other than expiration of contracts in accordance with their terms;

          (k) loss or threatened loss of, or any material reduction or threatened material reduction in revenues from, any client of the Company or any Company Subsidiary that accounted for revenues during the last twelve months in excess of one percent (1%) of the consolidated net revenues of the Company and the Company Subsidiaries, or change in the relationship of the Company or any Company Subsidiary with any client or Governmental Authority that is reasonably expected to adversely affect the Company, any Company Subsidiary or the Business;

          (l) change in accounting principles, methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) utilized by the Company or any Company Subsidiary;

          (m) discharge or satisfaction by the Company or any Company Subsidiary of any material liability or encumbrance or payment by the Company or any Company Subsidiary of any material obligation or liability, other than current liabilities paid in the ordinary course of its business consistent with past custom and practices;

          (n) sale, lease or other disposition by the Company or any Company Subsidiary of any tangible assets (having an aggregate replacement cost or fair market value in excess of five percent (5%) of the amount of net property, plant and equipment shown on the Latest Balance Sheet) other than in the ordinary course of business, or the sale, assignment or transfer by the Company or any Company Subsidiary of any trademarks, service marks, trade names, corporate names, copyright registrations, trade secrets or other intangible assets, or disclosure of any proprietary confidential information of the Company or any Company Subsidiary to any Person other than an employee, agent, attorney, accountant or other representative of the Company that has agreed to maintain the confidentiality of any such proprietary confidential information;

          (o) capital expenditures or commitments therefor by the Company or any Company Subsidiary in excess of $50,000 individually or $100,000 in the aggregate;

          (p) mortgage, pledge or other encumbrance of any asset of the Company or any Company Subsidiary or creation of any easements, Liens or other interests against or on any of the Real Property (as defined in Section
                                                                     -------
     4.14.1);
     ------

          (q) adoption, amendment or termination of any Employee Plan (as defined in Section 4.17.5(a)) or increase in the benefits provided under
                -----------------
     any Employee Plan, or promise or commitment to undertake any of the foregoing in the future; or

                (r) an occurrence or event not included in clauses (a) through
     (q) that has resulted or, based on information of which the Management or Company has Knowledge, is reasonably expected to result in a Company Material Adverse Effect.

     IV.10.1   Litigation.  Except as set forth on Schedule 4.10 (which shall
               ----------                          -------------
disclose the parties to, nature of and relief sought for each matter to be disclosed on Schedule 4.10):
             --------------

           IV.10.1 There is no suit, action, proceeding, investigation, claim or order pending or, to the Knowledge of Management or the Company, threatened against the Company or any Company Subsidiary, or with respect to the Merger, or with respect to any Employee Plan, or any fiduciary of any such plan (or pending or, to the Knowledge of the Company, threatened against any of the officers, directors, stockholders, members, partners or employees of the Company or any Company Subsidiary with respect to its business or proposed business activities), or to which the Company or any Company Subsidiary is otherwise a party, or that is reasonably expected to have a Company Material Adverse Effect, before any court, or before any Governmental Authority (each an "ACTION" and collectively, the "ACTIONS"); nor, to the Knowledge of Management or the Company, is there any basis for any such Action.

                IV.10.2 Neither the Company nor any Company Subsidiary is subject to any unsatisfied or continuing judgment, order or decree of any court or Governmental Authority. Neither the Company nor any Company Subsidiary, to the Knowledge of Management or the Company, is otherwise exposed, from a legal standpoint, to any liability or disadvantage that is reasonably expected to result in a Company Material Adverse Effect, and neither the Company nor any Company Subsidiary is a party to any legal action to recover monies due it or for damages sustained by it, other than collection of past due charges for services rendered or expenses incurred by the Company.

           IV.10.3  Schedule 4.10 lists the insurer for each Action covered by
                    -------------
     insurance or designates such Action, or a portion of such Action, as uninsured and lists the individual and aggregate policy limits for the insurance covering each insured Action and the applicable policy deductibles for each insured Action.

           IV.10.4  Schedule 4.10 sets forth all material closed litigation
                    -------------
     matters to which the Company or any Company Subsidiary was a party during the five (5) year period preceding the Closing Date, the date such litigation was commenced and concluded, and the nature of the resolution thereof (including amounts paid in settlement or judgment).

     IV.11 Compliance with Applicable Laws.  Except as set forth on Schedules
           -------------------------------                          ---------
4.11 and 4.19, each of the Company and the Company Subsidiaries has complied in
----     ----
all material respects with all laws, rules, regulations, writs, injunctions, decrees, and orders (collectively, the "LAWS") applicable to it or to the operation of the Business, and neither Management, the Company nor any Company Subsidiary has received any notice of any alleged claim or threatened claim, violation of or liability or potential responsibility under any such Law which has not heretofore been cured and for which there is no remaining liability and, to the Knowledge of Management or the Company, no event has occurred or circumstances exist that (with or without notice or lapse of time) is reasonably expected to constitute or result in a violation by the Company or any Company Subsidiary of any Law that gives rise to any liability on the part of the Company or any Company Subsidiary under any Law.

     IV.12 Licenses.  Schedule 4.12 lists all Licenses used by the Company and
           --------   -------------
the Company Subsidiaries that are material to the conduct of the Business. "LICENSES" means all notifications, licenses, permits, franchises, certificates, approvals, exemptions, classifications, registrations and other similar documents and authorizations, and applications therefor, held by the Company or any Company Subsidiary and issued by, or submitted by the Company or any Company Subsidiary to, any Governmental Authority or other Person, other than those relating to the practice of public accountancy. Section B of Schedule 4.12
                                                              -------------
lists all licenses, certificates, approvals, registrations and other similar documents and authorizations, and applications therefor relating to the practice of public accountancy (the "ACCOUNTING LICENSES") held by the Company or a Company Subsidiary and issued by, or submitted by the Company or any Company Subsidiary to, any Governmental Authority or other Person. All such Licenses and Accounting Licenses are valid, binding and in full force and effect. Except as described on Schedule 4.12, the execution, delivery and performance of this
                -------------
Agreement and the consummation of the transactions contemplated hereby will not adversely affect any such Licenses. To the Knowledge of Management or the Company, the Company and the Company Subsidiaries have taken all necessary action to maintain such Licenses. No loss or expiration of any such License is pending or, to Management's or the Company's Knowledge, threatened or reasonably foreseeable.

     IV.13 Material Contracts.  Except as listed or described on Schedule 4.13
           ------------------                                    -------------
(such contracts, or those which should have been listed on Schedule 4.13, are
                                                           -------------
herein referred to as the "MATERIAL CONTRACTS"), as of or on the date hereof, neither the Company nor any Company Subsidiary is a party to or bound by, any written or oral leases, agreements or other contracts or legally binding contractual rights or contractual obligations or contractual commitments (each a "CONTRACT" and collectively, the "CONTRACTS") relating to or in any way affecting the operation or ownership of the Business that are of a type described below and no such agreements are currently in negotiation or proposed:

           (a) any consulting agreement pursuant to which the Company or a Company Subsidiary is to receive consulting services (other than consulting agreements that may be terminated by the Company or a Company Subsidiary on not more than 30 days notice without penalty), employment agreement, change-in-control agreement, or collective bargaining arrangement with any labor union;

           (b) any Contract for capital expenditures or the acquisition or construction of fixed assets in excess of $50,000;

           (c) any Contract for the purchase, maintenance or acquisition, or the sale or furnishing, of materials, supplies, merchandise, machinery, equipment, parts or other property or services (except if such Contract is made in the ordinary course of business and requires aggregate future payments of less than $25,000);

          (d) any Contract, other than trade payables in the ordinary course of business, relating to the borrowing of money, or the guaranty of another Person's borrowing of money, including, without limitation, any notes, mortgages, indentures and other obligations, guarantees of performance, agreements and instruments for or relating to any lending or borrowing, including assumed indebtedness;

          (e) any Contract granting any Person a Lien on all or any part of the assets of the Company or any Company Subsidiary;

          (f) any Contract for the cleanup, abatement or other actions in connection with Hazardous Materials (as defined in Section 4.19), the
                                                        ------------
     remediation of any existing environmental liabilities or relating to the performance of any environmental audit or study;

          (g) any Contract granting to any Person an option, first refusal, first-offer or similar preferential right to purchase or acquire any material assets of the Company or any Company Subsidiary;

          (h) any Contract with any agent, distributor or representative which is not terminable by the Company or a Company Subsidiary upon ninety (90) calendar days or less notice without penalty;

          (i) any Contract under which the Company or any Company Subsidiary is
     (A) a lessee or sublessee of any machinery, equipment, vehicle or other tangible personal property, or (B) a lessor of any tangible personal property owned by the Company or any Company Subsidiary, in either case having an original purchase price or requiring aggregate lease payments in excess of $50,000;

          (j) any Contract under which the Company or any Company Subsidiary has granted or received a license or sublicense or under which it is obligated to pay or has the right to receive a royalty, license fee or similar payment, in any case which provides for payments over the life of such Contract in excess of $25,000;

          (k) any Contract concerning an Affiliate Transaction (as defined in
     Section 4.21);
     ------------

          (l) any Contract providing for the indemnification or holding harmless of any officer, director, employee or other Person;

          (m) any Contract (A) for purchase or sale by the Company or any Company Subsidiary of any real property on which the Company or any Company Subsidiary conducts any aspect of the Business, (B) granting any options to lease or purchase all or any portion of the Real Property, or (C) providing for labor, services or materials to the Real Property (including, without limitation, brokerage or management services) involving aggregate future payments of more than $25,000;

          (n) any Contract limiting, restricting or prohibiting the Company or any Company Subsidiary from conducting business anywhere in the United States or elsewhere in the world;

          (o) any joint venture or partnership Contract;

          (p) any lease, sublease or associated agreements relating to the Leased Property (as defined in Section 4.14.1);
                                    --------------

          (q) any Contract requiring prior notice, consent or other approval upon a change of control in the equity ownership of the Company or any Company Subsidiary, which, if amended, modified or terminated as a result of, relating to or in connection with a failure to provide prior notice, or gain such consent or approval, would result in a Company Material Adverse Effect; or

          (r) any other Contract, whether or not made in the ordinary course of business, which involves future payments by the Company or any Company Subsidiary in excess of $25,000.

     Management and the Company have provided CenterPoint with a true and complete copy of each written Material Contract and a true and complete summary of each oral Material Contract, in each case including all amendments or other modifications thereto. Except as set forth on Schedule 4.13, each Material
                                               -------------
Contract is a valid and binding obligation of, and enforceable in accordance with its terms against, the Company or a Company Subsidiary, as applicable, and, to the Knowledge of Management or the Company, the other parties thereto, and is in full force and effect, subject only to bankruptcy, reorganization, receivership and other laws affecting creditors' rights generally and equitable principles. Except as set forth on Schedule 4.13, the Company or one of the
                                    -------------
Company Subsidiaries, as applicable, has performed in all material respects all obligations required to be performed by it as of the date hereof and will have performed in all material respects all obligations required to be performed by it as of the Closing Date under each Material Contract and neither the Company nor any Company Subsidiary, as applicable, nor, to the Knowledge of Management or the Company, any other party to any Material Contract is in breach or default thereunder, and, to the Knowledge of Management or the Company, there exists no condition which would, with or without the lapse of time or the giving of notice, or both, constitute a breach or default thereunder. Neither Management nor the Company has been notified that any party to any Material Contract intends to cancel, terminate, not renew, or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

      4.1 Properties.
          ----------

          IV.14.1 Schedule 4.14.1-1 is a correct and complete list, and a brief
                  -----------------
     description of, all real estate in which the Company or any of the Company Subsidiaries has an ownership interest (the "OWNED PROPERTY") and all real property leased by the Company (the "LEASED PROPERTY"). Except as lessee of Leased Property, neither the Company nor any Company Subsidiary is a lessee under or otherwise a party to any lease, sublease, license, concession or other agreement, whether written or oral, pursuant to which another Person has granted to the Company or any Company Subsidiary the right to use or occupy all or any portion of any real property.

           The Company or one or more of the Company Subsidiaries has good and marketable fee simple title to the Owned Property and, assuming good title in the landlord, a valid leasehold interest in the Leased Property (the Owned Property and the Leased Property being sometimes referred to herein as "REAL PROPERTY"), in each case free and clear of all Liens, assessments or restrictions (including, without limitation, inchoate liens arising out of the provision of labor, services or materials to any such real estate) other than (a) mortgages shown on the Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) Liens for current taxes not yet due, (c) (i) minor imperfections of title, including utility and access easements depicted on subdivision plats for platted lots that do not impair the intended use of the property, if any, none of which materially impairs the current operations of the Company, any Company Subsidiary or the Business, and (ii) zoning laws and other land use restrictions or restrictive covenants that do not materially impair the present use of the property subject thereto, and (d) Liens, assessments and restrictions pursuant to and by virtue of the terms of the lease of the Leased Property. The Real Property constitutes all real properties reflected on the Financial Statements or used or occupied by the Company or any Company Subsidiary in connection with the Business or otherwise.

          With respect to the Owned Property, except as reflected on Schedule
                                                                     --------
     4.14.1-2(a):
     -----------

          (a) the Company or one of the Company Subsidiaries is in exclusive possession thereof and no easements, licenses or rights are necessary to conduct the Business thereon in addition to those which exist as of the date hereof;

          (b) no portion thereof is subject to any pending condemnation proceeding or proceeding by any public or quasi-public authority materially adverse to the Owned Property and, to the Knowledge of Management or the Company, there is no threatened condemnation or proceeding with respect thereto;

          (c) there is no violation of any covenant, condition, restriction, easement or agreement of any Governmental Authority that affects the Owned Property or the ownership, operation, use or occupancy thereof;

          (d) no portion of any parcel of the Owned Property is subject to any roll-back tax, dual or exempt valuation tax, and no portion of any Owned Property is omitted from the appropriate tax rolls; and

          (e) all assessments and taxes currently due and payable on such Owned Property have been paid.

     With respect to the Leased Property, except as reflected on Schedule
                                                                 --------
     4.14.1-2(b):
     -----------

              (i) the Company and/or one of the Company Subsidiaries is in exclusive, peaceful and undisturbed possession thereof and, to the Knowledge of Management or the Company, no easements, licenses or rights are necessary to conduct the Business thereon in addition to those which exist as of the date hereof; and

              (ii) to the Knowledge of Management or the Company, no portion thereof is subject to any pending condemnation proceeding or proceeding by any public or quasi-public authority materially adverse to the Leased Property and there is no threatened condemnation or proceeding with respect thereto.

          IV.14.1  The Latest Balance Sheet and/or Schedule 4.14.2 reflect all
                                                   ---------------
     material tangible personal property owned by the Company or any Company Subsidiary, except as sold or otherwise disposed of or acquired in the ordinary course of business. Except as set forth on Schedule 4.14.2, the
                                                          ---------------
     Company or one of the Company Subsidiaries has good and marketable title to, or a valid leasehold interest in, or valid license of, such personal property (including, without limitation, machinery, equipment and computers), in each case free and clear of any 1 Liens (other than Liens that are part of such leasehold or license), and each such asset is in working order and has been maintained in a commercially reasonable manner and does not contain, to the Knowledge of Management or the Company, any material defect. Except as set forth in Schedule 4.14.2, no personal
                                              ---------------
     property (including, without limitation, software and databases maintained on off-premises computers) used by the Company or any Company Subsidiary in connection with the Business is held under any lease, security agreement, conditional sales contract or other title retention or security arrangement or is located other than on the Real Property.

     IV.15 Intellectual Property.  The (i) patents, patent applications,
           ---------------------
inventions and discoveries that may be patentable (collectively, the "PATENTS"),
(ii) registered and unregistered trademarks, trade names, company names, assumed business names and service marks (collectively, the "MARKS"), (iii) copyrights (the "COPYRIGHTS"), and (iv) know how, trade secrets, confidential information, client lists, software, technical information, data, process technology, plans and drawings (collectively, the "TRADE SECRETS") owned, used or licensed by the Company or any Company Subsidiary (collectively, the "INTELLECTUAL PROPERTY") are all those necessary to enable the Company and the Company Subsidiaries to conduct and to continue to conduct the Business substantially as it is currently conducted. Schedule 4.15 contains a complete and accurate list of all material
           -------------
Patents, Marks and Copyrights and a brief description of all material Trade Secrets owned, used by or directly licensed to the Company or any Company Subsidiary, and a list of all material license agreements and arrangements with respect to any of the Intellectual Property to which the Company or any Company Subsidiary is a party, whether as licensee, licensor or otherwise (collectively, the "INTELLECTUAL PROPERTY LICENSES"). Except as set forth on Schedule 4.15,
                                                          -------------
(i) all of the Intellectual Property is owned, or to the Knowledge of the Company, used under a valid Intellectual Property License, by the Company or one of the Company Subsidiaries, and is free and clear of all Liens and other adverse claims; (ii) none of Management, the Company nor any Company Subsidiary has received any written notice that it is or has infringed on, misappropriated or otherwise conflicted with, or otherwise has Knowledge that it is infringing on, misappropriating, or otherwise conflicting with the intellectual property rights of any third parties; (iii) there is no claim pending or, to the Knowledge of Management or the Company, threatened against the Company or any Company Subsidiary with respect to the alleged infringement or misappropriation by the Company or any Company Subsidiary, or a conflict with, any intellectual property rights of others; (iv) the operation of any aspect of the Business in the manner in which it has heretofore been operated or is presently operated does not give rise to any such infringement or misappropriation; and (v) there is no infringement or misappropriation of the Intellectual Property by a third party or claim, pending or, to the Knowledge of Management or the Company, threatened, against any third party with respect to the alleged infringement or misappropriation of the Intellectual Property.

     IV.16.1 Taxes.
             -----

             IV.16.1 Except as set forth on Schedule 4.16.1-1, each of the
                                            -----------------
     Company and the Company Subsidiaries has timely and accurately prepared and filed or been included in or will timely and accurately prepare and file or be included in all federal, state, local and foreign returns, declarations and reports, information returns and statements (collectively, the "RETURNS") for Taxes (as defined in Section 4.16.2) required to be filed by
                                         --------------
     or with respect to the Company or the Company Subsidiaries before the Closing Date, and has paid or caused to be paid, or has made adequate provision or set up an adequate accrual or reserve for the payment of, all Taxes required to be paid in respect of the periods for which Returns are due on or prior to the Closing Date, and will establish an adequate accrual or reserve for the payment of all Taxes payable in respect of the period, including portions thereof, subsequent to the last of said periods required to be so accrued or reserved, in each case in accordance with GAAP up to and including the Closing Date. All such Returns are or will be true and correct in all material respects. Management and the Company have delivered to CenterPoint true and complete copies of all Returns referred to in the first sentence of this Section 4.16.1 (including any amendments thereof)
                            --------------
     for the five (5) most recent taxable years. Neither the Company nor any Company Subsidiary is delinquent in the payment of any Tax, and no material deficiencies for any Tax, assessment or governmental charge have been threatened, claimed, proposed or assessed, in each case in writing. No waiver or extension of time to assess any Taxes has been given or requested. No written claim nor any other claim, by any taxing authority in any jurisdiction where the Company or any Company Subsidiary does not file Tax returns is pending pursuant to which the Company or Company Subsidiary, as applicable, is or may be subject to taxation by that jurisdiction. The Company's and the Company Subsidiaries' Returns were last audited by the Internal Revenue Service or comparable state, local or foreign agencies on the dates set forth on Schedule 4.16.1-2.
                                                -----------------

           IV.16.2 For purposes of this Agreement, the term "TAXES" shall mean all taxes, charges, withholdings, fees, levies, penalties, additions, interest or other assessments, including, without limitation, income, gross receipts, excise, property, sales, employment, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments, imposed by the United States, or any state, local, foreign or provincial government or subdivision or any agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis.

     IV.17 Employee Benefit Plans; ERISA.
           -----------------------------

           IV.17.1 Except as described in Schedule 4.17.1, neither the Company
                                          ---------------
     nor any Company Subsidiary has or is reasonably expected to have any liability (including contingent liability) whether direct or indirect (and regardless of whether it would be derived from a current or former Plan Affiliate, as defined in Section 4.17.5(c)) with respect to any of the
                              ------------------
     following (whether written, unwritten or terminated): (i) any employee welfare benefit plan, as defined in Section 3(1) of 1 ERISA (as defined in
     Section 4.17.5(b)), including, but not limited to, any medical plan, life
     -----------------
     insurance plan, short-term or long-term disability plan or dental plan;
     (ii) any "employee pension benefit plan," as defined in Section 3(2) of ERISA, including, but not limited to, any excess benefit plan, top hat plan or deferred compensation plan or arrangement, nonqualified retirement plan or arrangement, qualified defined contribution or defined benefit arrangement; or (iii) any other benefit plan, policy, program, arrangement or agreement, including, but not limited to, any material fringe benefit plan or program, personnel policy, bonus or incentive plan, stock option, restricted stock, stock bonus, holiday pay, vacation pay, sick pay, bonus program, service award, moving expense, reimbursement program, tool allowance, safety equipment allowance, deferred bonus plan, salary reduction agreement, change-of-control agreement, employment agreement or consulting agreement.

           IV.17.2 A complete copy of each written Employee Plan (as defined in
     Section 4.17.5(a)) as amended to the Closing, together with audited
     -----------------
     financial statements, if any, for the three (3) most recent plan years; a copy of each trust agreement or other funding vehicle with respect to each such plan; a copy of any and all determination letters, rulings or notices issued by a Governmental Authority with respect to such plan; a copy of the Form 5500 Annual Report for the three (3) most recent plan years; and a copy of each and any general explanation or communication which was required to be distributed or otherwise provided to participants in such plan and which describes all or any relevant aspect of each plan, including summary plan descriptions and/or summary of material modifications, have been delivered to CenterPoint. A description of each unwritten Employee Plan, including a description of eligibility, participation, benefits, funding arrangements and assets or other relevant aspects of the obligation, is set forth in Schedule 4.17.2.
                                 ---------------

          IV.17.3 Except as is not reasonably expected to give rise to any liability (including contingent liability), whether direct or indirect, to the Company or any Company Subsidiary, each Employee Plan (i) has been and is operated and administered in compliance with its terms; (ii) has been and is operated, administered, maintained and funded in compliance with the applicable requirements of the Code in such a manner as to qualify, where appropriate and intended, for both Federal and state purposes, for income tax exclusions, tax-exempt status, and the allowance of deductions and credits with respect to contributions thereto; (iii) where appropriate, has received a favorable determination letter from the Internal Revenue Service upon which the sponsor of the plan may currently rely; (iv) has been and currently complies in form and in operation in all respects with all applicable requirements of ERISA and the Code and any applicable reporting and disclosure requirements of Federal and state laws, including but not limited to, the requirement of Part 6 of subtitle B of Title I of ERISA and
     Section 4980B of the Code. With respect to each Employee Plan, no Person has: (i) entered into any nonexempt "1 prohibited transaction," as such terms are defined in ERISA or the Code; (ii) breached a fiduciary obligation or (iii) any liability for any failure to act or comply in connection with the administration or investment of the assets of such plan; and no Employee Plan has any liability and there is no liability in connection with any Employee Plan, other than a liability (i) which is expressly and adequately reflected in the Latest Balance Sheets, (ii) which is discretionary or terminable at will by the Company or one of the Company Subsidiaries without incurring any such liability, or (iii) which is adequately funded under a funding arrangement separate from the assets of the Company, any Company Subsidiary or a Plan Affiliate (and only to the extent of such funding). Any contribution made or accrued with respect to any Employee Plan is fully deductible by the Company, a Company Subsidiary or a Plan Affiliate.

          IV.17.4 Neither the Company nor any Company Subsidiary or Plan Affiliate has ever sponsored, maintained, contributed to or been required to contribute to, or has any liability, whether direct or indirect, with respect to any Employee Plan which is or has ever been (i) a "multiemployer plan" as defined in Section 4001 of ERISA, (ii) a "multi employer plan" within the meaning of Section 3(37) of ERISA, (iii) a "multiple employer plan" within the meaning of Code Section 413(c), (iv) a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA, (v) subject to the funding requirements of Section 412 of the Code or to Title IV of ERISA, or (vi) provides for post-retirement medical, life insurance or other welfare-type benefits.

          IV.17.5 As used in this Agreement, the following terms shall have the following respective meanings:

               (a) the term "EMPLOYEE PLAN" shall mean any plan, policy, program, arrangement or agreement described in Section 4.17.1, whether
                                                         --------------
          or not scheduled;

               (b) the term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended; and

               (c) with respect to any Person ("FIRST PERSON"), the term "PLAN AFFILIATE" shall mean any other Person with whom the First Person constitutes or has constituted all or part of a controlled group, or which would be treated or have been treated with the First Person as under common control or whose employees would be or have been treated as employed by the First Person, under Section 414 of the Code or
           Section 4001(b) of ERISA and any regulations, administrative rulings and case law interpreting the foregoing.

     IV.18 Labor Matters. Except as set forth in Schedule 4.18, there is no, and
           -------------                         -------------
within the last three (3) years neither the Company nor any Company Subsidiary has experienced any, strike, picketing, boycott, work stoppage or slowdown or other similar labor dispute, union organizational activity, allegation, charge or complaint of unfair labor practice, employment discrimination or other matters relating to the employment of labor pending or, to the Knowledge of Management or the Company, threatened against the Company or any Company Subsidiary, or that is reasonably expected to affect the Company or any Company Subsidiary; nor, to the Knowledge of Management or the Company, is there any basis for any such allegation, charge, or complaint. There is no request for representation pending and, to the Knowledge of Management or the Company, no question concerning representation has been raised. There is no grievance pending that is reasonably expected to result in a Company Material Adverse Effect nor any arbitration proceeding arising out of a union agreement. To the Knowledge of Management or the Company, no employee who is key to the Business and no group of employees has announced or otherwise indicated any plans to terminate employment with the Company or any Company Subsidiary. Each of the Company and any Company Subsidiary has complied with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. Neither the Company nor any Company Subsidiary is liable for any arrears of wages or any taxes or penalties for failure to comply with any such laws, ordinances or regulations.

     IV.19 Environmental Matters.  Other than as disclosed on Schedule 4.19, (i)
           ---------------------                              -------------
each of the Company and the Company Subsidiaries is operating and has operated its business in compliance with all applicable Environmental and Safety Requirements (as defined later in this Section); (ii) to the actual knowledge of the Operating Committee of Management and the Officers of the Company, there are no Hazardous Materials (as defined later in this Section) present at, on or under any real property currently or formerly owned, leased or used by the Company or Company Subsidiary (other than those present in office supplies and cleaning/maintenance materials) for which the Company or a Company Subsidiary is or is reasonably expected to be responsible, or otherwise have any liability, for response costs under any Environmental and Safety Requirements; (iii) each of the Company and the Company Subsidiaries has disposed of all waste materials generated by the Company or such Company Subsidiary at any real property currently or formerly owned, leased or used by the Company or Company Subsidiary in compliance with applicable Environmental and Safety Requirements; and (iv) there are and have been no facts, events, occurrences or conditions at or related to any real property currently or formerly owned, leased or used by the Company or Company Subsidiary that is reasonably expected to cause or give rise to liabilities or response obligations of the Company or any Company Subsidiary under any Environmental and Safety Requirements. The term "ENVIRONMENTAL AND SAFETY REQUIREMENTS" means any federal, state and local laws, statutes, regulations or other requirements relating to the protection, preservation or conservation of the environment or worker health and safety, all as amended or reauthorized. The term "HAZARDOUS MATERIALS" means "hazardous substances," as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
(S) 9601 et seq., "hazardous wastes," as defined by the Resource Conservation Recovery Act, 42 U.S.C. (S) 6901 et seq., asbestos in any form or condition, polychlorinated biphenyls and any other material, substance or waste to which liability or standards of conduct may be imposed under any Environmental and Safety Requirement.

     IV.20 Insurance. Each of the Company and the Company Subsidiaries has in
           ---------
full force and effect commercially reasonable amounts of insurance to protect the Company's and the Company Subsidiaries' ownership or interest in, and operation of, its assets against the types of liabilities, including professional malpractice, customarily insured against in connection with operations similar to the Business, and all premiums due on such policies have been paid. To Management's or the Company's Knowledge, each of the Company and the Company Subsidiaries has complied with the provisions of all such policies and is not in default under any of such policies. Schedule 4.20 contains a
                                                   -------------
complete and correct list of all such insurance policies. None of Management, the Company nor any Company Subsidiary has received any notice of cancellation or intent to cancel or increase premiums with respect to such insurance policies. Schedule 4.20 also contains a list of all claims or asserted claims
          -------------
reported to insurers under such policies relating to the ownership or interest in the Company's and the Company Subsidiaries' assets, or operation of the Business, including all professional malpractice claims and similar types of claims, actions or proceedings asserted against the Company or any Company Subsidiary arising out of the Business at any time within the past three (3) years.

     IV.21 Interest in Customers and Suppliers; Affiliate Transactions.  Except
           -----------------------------------------------------------
as described on Schedule 4.21 and except for ownership as an investment of not
                -------------
more than one percent (1%) of any class of capital stock of any publicly-traded company, none of Management, Company, any Member, any Affiliate of a Member nor any Affiliate of Management, the Company or any Company Subsidiary (i) possesses, directly or indirectly, any financial interest in, or is a director, officer, employee or affiliate of, any Person that is a client, supplier, customer, lessor, lessee or competitor of the Company or any Company Subsidiary,
(ii) owns, directly or indirectly, in whole or in part, or has any interest in any tangible or intangible property used in the conduct of the Business, or
(iii) is a party to an agreement or relationship, that involves the receipt by such Person of compensation or property from the Company or any Company Subsidiary other than through a customary employment relationship or through distributions made with respect to the Company Stock or equity interests in any Company Subsidiary (provided such distributions have been made consistent with the Company's or any Company Subsidiary's, as the case may be, past custom and practices). Schedule 4.21 sets forth the parties to and the date, nature and
             -------------
amount of each transaction during the last five years involving the transfer of any cash, property or rights to or from the Company or any Company Subsidiary from, to or for the benefit of any Affiliates (other than customary employment relationships or distributions made with respect to the Company Stock) ("AFFILIATE TRANSACTIONS"), and any existing commitments of the Company or any Company Subsidiary to engage in the future in any Affiliate Transactions.
Except as disclosed, each Affiliate Transaction and each transaction with former Affiliates of the Company or any Company Subsidiary was effected on terms equivalent to those that would have been established in an arm's-length transaction.

     IV.22 Business Relationships.  Schedule 4.22 lists all clients of the
           ----------------------   -------------
Company and each Company Subsidiary representing one percent (1%) or more of the Company's consolidated net revenues for the twelve (12) months ended December 31, 1998. Except as set forth on Schedule 4.22, since December 31, 1998, none
                                  -------------
of such clients has canceled or substantially reduced its business with the Company or Company Subsidiary, as applicable, nor are any of such clients threatening to do so. To the Knowledge of Management or the Company, no client that accounts for one percent (1%) or more of the Company's consolidated net revenue, or supplier of the Company or any Company Subsidiary, will cease to do business with, or substantially reduce its business with, the Company or any Company Subsidiary, as applicable, after the consummation of the transactions contemplated hereby.

     IV.23 Compensation.  Schedule 4.23 is a complete list setting forth the
           ------------   -------------
names and current total compensation, including, without limitation, salary and bonuses paid to employees and draws or other distributions paid to partners, members or owners of each Person who earned from the Company or a Company Subsidiary in 1998 total compensation in excess of $100,000. Except as set forth in Schedule 4.23, no Person listed thereon has received any bonus or
         -------------
increase in compensation and there has been no "general increase" in the compensation or rate of compensation payable to any employees, partners, members or owners of the Company or any Company Subsidiary since the date of the Latest Balance Sheet, other than in the Company's and Company Subsidiaries' ordinary course of business, consistent with past custom and practices, nor since that date has there been any oral or written promise to employees, partners, members or owners of any bonus or increase in compensation, other than in the Company's ordinary course of business, consistent with past custom and practices. The term "GENERAL INCREASE" as used herein means any increase generally applicable to a class or group, but does not include increases granted to individuals for merit, length of service or change in position or responsibility made on the basis of the custom and past practices of the Company or any Company Subsidiary. Schedule
                                                                        --------
4.23 includes the date and amount of the last bonus or similar distribution or
----
increase in compensation for each listed individual.

     IV.24 Bank Accounts. Schedule 4.24 is a true and complete list of each bank
           -------------  -------------
in which the Company or any Company Subsidiary has an account or safe deposit box, the number of each such account or box, and the names of all Persons authorized to draw thereon or to have access thereto.

     IV.25 Professional Credentials.  Each Member is a Certified Public
           ------------------------
Accountant in good standing in one of the States of the United States or the District of Columbia, and entitled to practice in one of the jurisdictions in which the Company or any Company Subsidiary maintains an office, and there are no disciplinary proceedings pending or threatened against the Company, any Company Subsidiary or any of the Members by any Governmental Authority or self-regulatory organization regulating, licensing or permitting the practice of public accountancy.

     IV.26 Disclosure; No Misrepresentation. No representation or warranty of
           --------------------------------
Management, Mass PC or the Company contained in this Agreement or in any of the certification, schedules, lists, documents, exhibits, or other instruments delivered or to be delivered to CenterPoint as contemplated by any provision hereof contains any untrue statement regarding a material fact or omits to state a material fact necessary in order to make the statements made herein or therein not misleading. To the Knowledge of Management, Mass PC or the Company, there is no fact or circumstance that has not been disclosed to CenterPoint herein that has or is reasonably expected to have a Company Material Adverse Effect.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                                OF THE MEMBERS

     V.1   Several Representations and Warranties.  Each Member, severally and
           --------------------------------------
not jointly, hereby represents and warrants to CenterPoint as of the date hereof and, subject to Section 7.3, as of the date on which CenterPoint and the lead
                -----------
Underwriter execute and deliver the Underwriting Agreement related to the IPO and as of the Closing Date as follows:

           5.1.1  Capitalization.  Except as set forth on Schedule 4.4,
                  --------------                          ------------
     immediately prior to the contribution thereof by such Member to the capital of Management, such Member shall own beneficially and of record, and has good and marketable title to, all of the issued and outstanding shares of Company Stock as set forth opposite the name of such Member in Schedule
                                                                    --------
     4.4, free and clear of all Liens. At the Closing, as provided in this Agreement, CenterPoint will acquire, good and valid title to such stock, free and clear of any Lien other than any Lien created by CenterPoint.

           5.1.2  Authority.  Such Member has full right, capacity, power and
                  ---------
     authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Member, and, assuming the due authorization, execution and delivery hereof by CenterPoint, constitutes a valid and legally binding agreement of such Member, enforceable against such Member in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

           5.1.3  Non-Contravention.  The execution and delivery of this
                  -----------------
     Agreement by such Member does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of Management, Mass PC, the Company or any Company Subsidiary under, any of the terms, conditions or provisions of (i) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to such Member, except for those items relating to regulating, licensing or permitting the practice of public accountancy or (ii) other than those licenses, franchises, permits, concessions or instruments of any Governmental Authority, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which such Member is a party or by which such Member may be bound or affected. The consummation by such Member of the transactions contemplated hereby will not result in a violation, conflict, breach, right of termination, creation or acceleration of Liens under the terms, conditions or provisions of the items described in clauses (i) and (ii) of the immediately preceding sentence, subject to obtaining (prior to the Closing Date) the consents set forth on Schedule
                                                                     --------
     4.3.2, except for those items described in (i) above relating to
     -----
     regulating, licensing or permitting the practice of public accountancy.

           5.1.4  Approvals.  To the Knowledge of such Member, and except with
                  ---------
     respect to (i) the filing of the Registration Statements with the SEC pursuant to the 1933 Act, the declaration of the effectiveness of the Registration Statements by the SEC and filings, if required, with various state securities or "1 blue sky" authorities, (ii) any filing which may be required under the HSR Act, (iii) any filing which may be required by any Governmental Authority or self-regulatory organization regulating, licensing or permitting the practice of public accountancy, no declaration, filing, or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by such Member or the consummation by such Member of the transactions contemplated hereby.

           5.1.5  Litigation.  There is no action, claim, suit, proceeding
                  ----------
     (disciplinary or otherwise), arbitration or investigation pending, or to the Knowledge of such Member, threatened against such Member relating to
     (i) the transactions contemplated by this Agreement, (ii) any action taken by such Member or contemplated by such Member in connection with the consummation by such Member of the transactions contemplated hereby or
     (iii) the practice of public accountancy by such Member.

           5.1.6  No Transfer.  There are no outstanding subscriptions, options,
                  -----------
     calls, contracts, commitments, undertakings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement to deliver or sell, or cause to be delivered or sold, shares of Company Stock previously owned by such Member or obligating such Member to grant, extend or enter into any such agreement or commitment or obligating such Member to convey or transfer any Company Stock. As of the Closing Date, there will be no voting trusts, proxies or other agreements or understandings to which such Member is a party or is bound with respect to the voting of any shares of capital stock or other equity interests of the Company other than the Voting Agreement.

           5.1.7  Disclosure.  No representation or warranty by or on behalf of
                  ----------
     such Member contained in this Agreement or any of the written statements or certificates furnished at or prior to the Closing by or on behalf of such Member to CenterPoint or its representatives in connection herewith or pursuant hereto, contains any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading.

           5.1.8  Representations and Warranties of Management, Mass PC and the
                  -------------------------------------------------------------
     Company. To such Member's actual knowledge, the representations and
     -------
     warranties of Management, Mass PC and the Company set forth in Article IV
                                                                    ----------
     of this Agreement are true and correct.

      V.2  Joint and Several Representations and Warranties. The Members jointly
           ------------------------------------------------
and severally represent and warrant to CenterPoint that: (a) as of the date hereof, the authorized capital stock of the Company consists of 101,000 shares of common stock, par value $0.01 per share, of which 18,830 shares are issued and outstanding, (b) the authorized capital stock of Mass PC consists of 18,830 shares of common stock, par value $0.01 per share, of which 18,830 shares are issued and outstanding, (c) after the Conversion, the authorized capital stock of the Company shall consist of 20,000 shares of common stock, par value $0.01 per share, of which 18,830 shares shall be issued and outstanding, and (d) all of the issued and outstanding shares described in this Section 5.2 are, or will
                                                       -----------
be prior to the Closing, validly issued, fully paid, nonassessable and free of preemptive rights.


                                  ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF CENTERPOINT

     CenterPoint represents and warrants to Management, Mass PC, the Company and the Members as of the date hereof and, subject to Section 7.3, as of the date on
                                                  -----------
which CenterPoint and the lead Underwriter execute and deliver the Underwriting Agreement related to the IPO and as of the Closing Date as follows:

     VI.1 Organization And Qualification.  Each of CenterPoint and Mergersub is
          ------------------------------
a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. True, accurate and complete copies of each of CenterPoint's and Mergersub's Certificate of Incorporation and By-laws, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Management and the Company.

     VI.2 Capitalization.
          --------------

          VI.2.1 The authorized capital stock of CenterPoint consists of 20,000 shares of CenterPoint Common Stock, of which 17,500 shares are outstanding as of the date hereof. All of the issued and outstanding shares of CenterPoint Common Stock are validly issued and are fully paid, nonassessable and free of preemptive rights. Immediately prior to the Closing Date, the authorized capital stock of CenterPoint will consist of 50,000,000 shares of CenterPoint Common Stock, of which the number of shares set forth in the Form S-1 will be issued and outstanding, and 10,000,000 shares of Preferred Stock, par value $0.01 per share, none of which will be issued and outstanding. Other than (i) shares of CenterPoint Common Stock issued pursuant to a split of the shares outstanding as of the date of this Agreement, (ii) shares of CenterPoint Common Stock issued in accordance with the Merger and the Other Mergers, and (iii) shares of CenterPoint Common Stock that may be issued to new members of management in lieu of shares previously issued to current members of management, but which will not increase the number of shares of outstanding CenterPoint Common Stock, no shares of CenterPoint Common Stock will be issued prior to the consummation of the IPO. Mergersub's authorized capital stock consists solely of 100 shares of common stock, par value $.01 per share, all of which are issued and outstanding, are owned free and clear of any Liens by CenterPoint, and are fully paid, nonassessable and free of preemptive rights.

          VI.2.2 Except as set forth on Schedule 6.2, as of the date hereof,
                                        ------------
     there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating CenterPoint to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of CenterPoint or obligating CenterPoint to grant, extend or enter into any such agreement or commitment. There are no voting trusts, proxies or other agreements or understandings to which CenterPoint is a party or is bound with respect to the voting of any shares of capital stock of CenterPoint. The shares of CenterPoint Common Stock issued to Management pursuant to this Agreement will at the Closing Date be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and issued pursuant to a registration statement as required by the 1933 Act or an exemption therefrom.

     VI.3 No Subsidiaries.  Except for CenterPoint's ownership of 100% of the
          ---------------
capital stock of each of Professional Service Group, Inc., a Delaware corporation, and Mergersub (and similar entities created for similar purposes with respect to the Other Agreements), CenterPoint has no subsidiaries and it does not own any capital stock of any corporation or any equity or other interest of any nature whatsoever in any Person.

     VI.4 Authority; Non-Contravention; Approvals.
          ---------------------------------------

          VI.4.1 Each of CenterPoint and Mergersub has all requisite right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of CenterPoint and Mergersub, and no other corporate proceedings on the part of CenterPoint or Mergersub are necessary to authorize the execution and delivery of this Agreement or the consummation by CenterPoint and Mergersub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by CenterPoint and Mergersub and, assuming the due authorization, execution and delivery hereof by Management, the Company and the Members, constitutes a valid and legally binding agreement of CenterPoint and Mergersub, enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          VI.4.2 The execution and delivery of this Agreement by CenterPoint and Mergersub does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of CenterPoint and Mergersub under any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-laws of CenterPoint or Mergersub, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or Governmental Authority applicable to CenterPoint, Mergersub or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which CenterPoint or Mergersub is now a party or by which CenterPoint, Mergersub or any of their respective properties or assets, may be bound or affected, except those items described in clause (ii) relating to regulating, licensing or permitting the practice of public accountancy. The consummation by CenterPoint and Mergersub of the transactions contemplated hereby will not result in any violation, conflict, breach, right of termination or acceleration or creation of Liens under any of the terms, conditions or provisions of the items described in clauses (i) through (iii) of the immediately preceding sentence, subject, in the case of the terms, conditions or provisions of the items described in clause (ii) above, to obtaining (prior to the Closing Date) CenterPoint Required Statutory Approvals and except for those items described in (ii) above relating to regulating, licensing or permitting the practice of public accountancy.

          VI.4.3 Except with respect to (i) the filing of the Registration Statements with the SEC pursuant to the 1933 Act, the declaration of the effectiveness of the Registration Statements by the SEC and filings, if required, with various state securities or "blue sky" authorities, (ii) any filing which may be required under the HSR Act, (iii) any filing which may be required by any Governmental Authority or self-regulatory organization regulating, licensing or permitting the practice of public accountancy (the filings and approvals referred to in clauses (i) through (iii) are collectively referred to as the "CENTERPOINT REQUIRED STATUTORY APPROVALS") no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by CenterPoint or Mergersub or the consummation by CenterPoint or Mergersub of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, are not reasonably expected to, in the aggregate, have a material adverse effect on the business operations, properties, assets, condition (financial or other), results of operations or prospects of CenterPoint and its subsidiaries, taken as a whole (a "CENTERPOINT MATERIAL ADVERSE EFFECT").

      VI.5   Absence of Undisclosed Liabilities. Except as set forth on Schedule
             ----------------------------------                         --------
6.5, neither CenterPoint nor Mergersub has incurred any liabilities or
---
obligations (whether known or unknown, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise) of any nature. Except as set forth in Schedule 6.5, neither CenterPoint nor Mergersub has engaged in any
         ------------
business activities of any type or kind whatsoever, nor entered into any agreements nor is it bound by any obligation or undertaking.

      VI.6   Litigation.  There are no claims, suits, actions or proceedings
             ----------
pending or, to the Knowledge of CenterPoint, threatened against, relating to or affecting CenterPoint or Mergersub, before any court, Governmental Authority or any arbitrator that seek to restrain or enjoin the consummation of the Merger or the IPO or which could reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to have a CenterPoint Material Adverse Effect. CenterPoint is not subject to any unsatisfied or continuing judgement, order or decree of any court or Governmental Authority. CenterPoint is not a party to any legal action to recover monies due it or for damages sustained by it.

      VI.7   Compliance with Applicable Laws.  Each of CenterPoint and Mergersub
             -------------------------------
has complied in all material respects with all Laws applicable to it, and has not received any notice of any alleged claim or threatened claim, violation of or liability or potential responsibility under any such Law which has not heretofore been cured and for which there is no remaining liability and, to the Knowledge of CenterPoint, no event has occurred or circumstances exist that (with or without notice or lapse of time) may constitute or result in a violation by CenterPoint or Mergersub of any Law or may give rise to any liability on the part of the CenterPoint or Mergersub under any Law.

      VI.8   No Misrepresentation. None of the representations and warranties of
             --------------------
CenterPoint or Mergersub set forth in this Agreement or in any of the certificates, schedules, lists, documents, exhibits, or other instruments delivered or to be delivered to Management, the Company or the Members as contemplated by any provision hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. To the Knowledge of CenterPoint, there is no fact or circumstance that has not been disclosed to the Company herein that has or is reasonably expected to have a Company Material Adverse Effect.

                                  ARTICLE VII

                       CERTAIN COVENANTS AND OTHER TERMS

VII.I  Conduct of Business by the Company Prior to the Effective Time.
       --------------------------------------------------------------

       VII.1 Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless CenterPoint shall otherwise agree in writing, the Company shall, and shall cause each Company Subsidiary to:

                (a) in all material respects, conduct the Business in the ordinary and usual course and consistent with past customs and practices;

                (b) not (i) amend its Organizational Documents except as necessary to complete the Conversion, (ii) split, combine or reclassify its outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise except dividends or distributions which (A) are consistent with past customs and practices, (B) do not result in a Company Material Adverse Effect and (C) as set forth on Schedule 7.1.4(ii);
                                      ------------------
                (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of (i) any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, its capital stock or equity interests of any class, (ii) any debt with voting rights or (iii) any debt or equity securities convertible into or exchangeable for, or any rights, warrants, calls, subscriptions, or options to acquire, any such capital stock, debt with voting rights or convertible securities;

                (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business in a manner consistent with past customs and practices or (B) borrowings to refinance existing indebtedness on commercially reasonable terms, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or equity interests or any options, warrants or rights to acquire any of its capital stock or equity interests or any security convertible into or exchangeable for its capital stock or equity interests, (iii) sell, pledge, dispose of or encumber any assets or businesses other than dispositions in the ordinary course of business in a manner consistent with past customs and practices
       (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                (e) use commercially reasonable efforts to (i) preserve intact its business organizations and goodwill, (ii) keep available the services of its present officers and key employees, and (iii) preserve the goodwill and business relationships with clients and others having business relationships with it and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

               (f) confer on a regular and frequent basis with one or more representatives of CenterPoint to report operational matters of materiality and the general status of ongoing operations;

               (g) except as contemplated on Schedule 4.9, not (i) increase in
                                             ------------
          any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its employees, partners, members or owners, except in the ordinary course of business in a manner consistent with past customs and practices of the Company or any Company Subsidiary, as applicable, (ii) pay or agree to pay any additional pension, retirement allowance or other employee benefit under any Employee Plan to any such Person, whether past or present,
          (iii) enter into any new employment, severance, consulting, or other compensation agreement with any of its existing employees, partners, members or owners, (iv) amend or enter into a new Employee Plan (except as required by Law) or amend or enter into a new collective bargaining agreement, or (v) engage in any new Affiliate Transaction;

               (h) comply in all material respects with all applicable Laws;

               (i) not make any material investment in, directly or indirectly, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any businesses or any Person or division thereof or otherwise acquire or agree to acquire any assets in each case which are material to it other than in the ordinary course of business in a manner consistent with past customs and practices;

               (j) other than as set forth on Schedule 7.1.4(ii), not sell,
                                              ------------------
          lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets other than in the ordinary course of business, consistent with past customs and practices;

               (k) maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses in a manner consistent with past customs and practices in all material respects; and

               (l) collect and bill receivables in the ordinary and usual course and consistent with past custom and practices.

   7.1.2 Prior to the Closing, the Members shall have (a) formed a separate Person ("ATTEST ENTITY") pursuant to Organizational Documents reasonably acceptable in form and substance to

CenterPoint and (b) used its diligent efforts to have secured, or have caused the Attest Entity to have secured, all licenses, permits, approvals and authorizations necessary to conduct the Attestation Practice in accordance with applicable laws and regulations.

     7.1.3 Notwithstanding the fact that such action might otherwise be permitted pursuant to this Article, none of the Members, Management or the Company shall take, or permit any Company Subsidiary to take, any action that would or is reasonably likely to result in any of the representations or warranties of the Members, Management, Mass PC or the Company set forth in this Agreement being untrue or in any of the conditions to the consummation of the transactions contemplated hereunder set forth in Article X (other than Section
                                                 ---------             -------
10.1(i)) not being satisfied.
-------

     7.1.4 Prior to the Closing, (i) the Company and/or the Members, as applicable, shall terminate, without any liability to the Company or the Company Subsidiaries, all agreements relating to the voting of the Company's capital stock, and all agreements and obligations of the Company and the Company Subsidiaries relating to borrowed money and/or involving payments to or for the benefit of a current or former stockholder of the Company, or an Affiliate or family member of a current or former stockholder of the Company, including, without limitation, those set forth on Schedule 7.1.4(i), but excluding (A) debt
                                       -----------------
reflected on Schedule 2.1 as Debt Assumed By CenterPoint, (B) items reflected on
             ------------
Schedule 2.5, (C) to the extent such agreements and obligations result in
------------
Indirect Costs under the Incentive Compensation Agreement, and (D) items approved by CenterPoint in writing, and (ii) notwithstanding anything contained in this Section 7.1 to the contrary, the Company will transfer and distribute
        -----------
the assets listed on Schedule 7.1.4(ii) including, without limitation, any AR
                     ------------------
not necessary to meet the Target or otherwise satisfy the obligations of the Company or the Members hereunder (the "EXCLUDED ASSETS") to the Persons listed on Schedule 7.1.4(ii), subject to all liabilities and obligations of any nature
   ------------------
(whether known or unknown, accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise) relating to the Excluded Assets (collectively, the "EXCLUDED LIABILITIES"); provided, however, that prior to the
                                            --------  -------
Closing, the Company and the Members shall obtain novations or other releases or agreements discharging the Company from all Excluded Liabilities (so that the respective Excluded Liabilities will become direct liabilities and obligations of the assignee), and provide copies thereof to CenterPoint.

     VII.2     No-Shop.
               -------

               (a) After the date hereof and prior to the Closing Date or earlier termination of this Agreement, Management, Mass PC, the Company and the Members shall (i) not and each of Management, Mass PC and the Company shall use its diligent efforts to cause the Company Subsidiaries and any officer, director or employee of, or any attorney, accountant, investment banker, financial advisor or other agent retained by Management, the Company or any Company Subsidiary not to, initiate, solicit, negotiate, encourage, or provide non-public or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business and properties of the Company or any Company Subsidiary, or any capital stock or other equity interest of Management, Mass PC, the Company or any Company Subsidiary, whether by merger, purchase of assets or otherwise, whether for cash, securities or any other consideration or combination thereof, or enter into any joint venture or partnership or similar arrangement, and (ii) promptly advise CenterPoint of the terms of any communications Management, the Company or the Members may receive or become aware of relating to any bid for part or all of Management, Mass PC, the Company or any Company Subsidiary.

               (b) Management, Mass PC, the Company and the Members (i) acknowledge that a breach of any of their covenants contained in this
     Section 7.2 will result in irreparable harm to CenterPoint which will not
     -----------
     be compensable in money damages; and (ii) agree that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to the other party for a breach of such covenant.

     VII.3     Schedules.  Each party hereto agrees that with respect to the
               ---------
representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing promptly to supplement or amend and deliver to the other parties all the schedules to this Agreement (the "SCHEDULES") to correct any matter which would constitute a breach of any such party's representations and warranties herein; provided,
                                                                  --------
however, that no amendment or supplement to a Schedule that constitutes or
-------
reflects a Company Material Adverse Effect or affects Schedule 4.2, Schedule 4.4
                                                      ------------  ------------
or Schedule 8.8 may be made unless CenterPoint and a majority of the Founding
   ------------
Companies consent to such amendment or supplement. No amendment of or supplement to a Schedule shall be made later than three (3) business days prior to the anticipated effectiveness of the Form S-1. For all purposes of this Agreement, including, without limitation, for purposes of determining whether the conditions set forth in Sections 10.2 and 10.3 have been fulfilled, the
                            -------------     ----
Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 7.3. In the event that (i) one of the Other Founding
                 -----------
Companies seeks to amend or supplement a Schedule pursuant to Section 7.3 of one
                                                              -----------
of the Other Agreements, (ii) such amendment or supplement constitutes or reflects a Company Material Adverse Effect (as defined in such Other Agreement) or affects Schedule 4.2, Schedule 4.4 or Schedule 8.8 of such Other Agreement,
           ------------  ------------    ------------
and (iii) CenterPoint and a majority of the Founding Companies consent to such amendment or supplement, but Mass PC, the Company and the Members do not, Management, Mass PC, the Company and a majority of the Members may terminate this Agreement at any time prior to the Closing Date. In the event that (i) Management, Mass PC, the Company or the Members seek to amend or supplement a Schedule pursuant to this Section 7.3, (ii) such amendment or supplement
                          -----------
constitutes or reflects a Company Material Adverse Effect or affects Schedule
                                                                     --------
4.2, Schedule 4.4 or Schedule 8.8, and (iii) CenterPoint and a majority of the
---  ------------    ------------
Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated.

     No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this Section 7.3,
                                                                 -----------
unless this Agreement is so terminated in connection with an amendment of or supplement to a Schedule relating to Management's, Mass PC's, the Company's or any Member's breach of a representation or warranty as of the date of this Agreement in which case the Company shall pay to CenterPoint, as CenterPoint's exclusive remedy (notwithstanding anything to the contrary) and as liquidated damages, and not as a penalty, an amount equal to $2,000,000 (the "LIQUIDATED DAMAGES AMOUNT"). The Company agrees that in the case of such termination CenterPoint and the Founding Companies (excluding the Company) will sustain immediate and irreparable economic harm and loss of goodwill and that actual losses suffered by such parties will be difficult, if not impossible, to ascertain, but the Liquidated Damages Amount set forth herein is reasonable and has been arrived at after a good faith effort to estimate such losses. Payment of the Liquidated Damages Amount shall be made in cash to CenterPoint within thirty (30) days of a termination pursuant to this Section 7.3 in connection with an amendment of or
                             -----------
supplement to a Schedule relating to a breach of a representation or warranty as of the date of this Agreement.

      VII.4   Members Meeting. The Company shall take all action in accordance
              ---------------
with applicable Laws and its Organizational Documents necessary to duly call, give notice of, convene and hold a meeting of the Members to be held on the earliest practicable date, following the date the Form S-4 is deemed effective by the SEC, determined in consultation with CenterPoint to consider and vote upon approval of the Conversion, the Merger, this Agreement and the transactions contemplated hereby. The Company shall solicit the approval of the Conversion, the Merger, this Agreement and the transactions contemplated hereby by the Members, and the Operating Committee of Management and the Board of Directors of the Company shall recommend approval of the Conversion, the Merger, this Agreement and the transactions contemplated hereby by the Members.

      VII.5   Conversion. Prior to the Closing but effective only if, as and
              ----------
when the Closing occurs, Management, Mass PC and the Members shall cause Mass PC and the Company to complete, and Mass PC and the Company shall complete, the Conversion pursuant to applicable law and present such evidence of the Conversion at the Closing, as CenterPoint or its counsel may require.

                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

     VIII. 1   Access to Information.
               ---------------------

               VIII.1.1 The Company shall and shall cause the Company Subsidiaries to afford to CenterPoint and its accountants, counsel, financial advisors and other representatives, including without limitation the underwriters engaged in connection with the IPO (each an "UNDERWRITER" and collectively, the "UNDERWRITERS") and their counsel (collectively, the "CENTERPOINT REPRESENTATIVES"), and to the other Founding Companies and their accountants, counsel, financial advisors and other representatives, and CenterPoint shall afford to the Members and the Company and their accountants, counsel, financial advisors and other representatives (the "COMPANY REPRESENTATIVES"), upon reasonable notice, full access during normal business hours throughout the period prior to the Closing Date to all of its respective properties, books, contracts, commitments and records (including, but not limited to, financial statements and Tax Returns) and, during such period, shall furnish promptly to one another all due diligence information requested by the other party. CenterPoint shall hold and shall use its best efforts to cause the CenterPoint Representatives to hold, and the Members, Management and the Company shall hold and shall use their best efforts to cause the Company Representatives to hold, in strict confidence all non-public information furnished to it in connection with the transactions contemplated by this Agreement, except that each of CenterPoint, the Members and the Company may disclose any information that it is required by law or judicial or administrative order to disclose. In addition, CenterPoint will cause each of the other Founding Companies and their members and stockholders to enter into a provision similar to this
     Section 8.1 requiring each such Founding Company to keep confidential any
     -----------
     information obtained by such Founding Company in connection with the transactions contemplated by this Agreement.

               VIII.1.2 In the event that this Agreement is terminated in accordance with its terms, each party shall promptly return to the disclosing party all non-public written material provided pursuant to this
     Section 8.1 or pursuant to the Other Agreements and shall not retain any
     -----------
     copies, extracts or other reproductions of such written material. In the event of such termination, all documents, memoranda, notes and other writings prepared by CenterPoint or the Company based on the information in such material shall be destroyed (and CenterPoint and the Company shall use their respective reasonable best efforts to cause their advisors and representatives to similarly destroy such documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

     VIII.2  Registration Statements.
             -----------------------

             VIII.2.1 Subject to the reasonable discretion of CenterPoint as advised by the lead Underwriter, CenterPoint shall file with the SEC as soon as is reasonably practicable after the date hereof the Registration Statements and shall use all reasonable efforts to have the Registration Statements declared effective by the SEC as promptly as practicable. CenterPoint shall also take any action required to be taken under applicable state "blue sky" or securities laws in connection with the issuance of CenterPoint Common Stock. CenterPoint, Management, the Company and the Members shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with making such filings. All information provided and to be provided by CenterPoint, Management, the Members and the Company, respectively, for use in the Registration Statements shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading as of the date thereof and in light of the circumstances under which given or made. Management, the Company and the Members agree promptly to advise CenterPoint if at any time during the period in which a prospectus relating to the offering or the Merger is required to be delivered under the Securities Act, any information contained in the prospectus concerning the Company, the Company Subsidiaries, Management or the Members becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy or remedy such incompletion.

             VIII.2.2 CenterPoint agrees that it will provide to Management and its counsel copies of drafts of the Registration Statements (and any amendments thereto) containing material changes to the information therein as they are prepared and will not (i) file with the SEC, (ii) request the acceleration of the effectiveness of or (iii) circulate any prospectus forming a part of, the Registration Statements (or any amendment thereto) unless Management and its counsel (x) have had at least two days to review the revised information contained therein (which changes shall be highlighted by computer generated marks indicating the additions and deletions made from the prior draft reviewed by Management's counsel) and
     (y) have not objected to the substance of the information contained therein. Any objections posed by Management and the Company or their counsel shall be in writing and state with specificity the material in question, the reason for the objection, and Management's proposed alternative. If the objection is founded upon a rule promulgated under the Securities Act, the objection shall cite the rule. Notwithstanding the foregoing, during the five (5) business days immediately preceding the date scheduled for the filing of the Registration Statements and any amendment thereto, Management and its counsel shall be obligated to respond to proposed changes electronically transmitted to them within two (2) hours from the time the proposed changes (in the case of the initial filing of the Registration Statements, from the last circulated draft of the Registration Statements; and, in the case of any subsequent filing of the Registration Statements or any amendment thereof, from the most recently filed Registration Statements or amendment thereof) are transmitted to Management's counsel; provided, that, CenterPoint has provided to
                           --------  ----
     Management or its counsel reasonable advance notice of such proposed changes; provided, further, that such
              --------  -------
     changes are highlighted by computer generated marks indicating the additions and deletions made from the prior draft reviewed by Management's counsel.

           VIII.2.3 CenterPoint will advise such Member Representative of the effectiveness of the Registration Statements, advise the Member Representative of the entry of any stop order suspending the effectiveness of the Registration Statements or the initiation of any proceeding for that purpose, and, if such stop order shall be entered, use its best efforts promptly to obtain the lifting or removal thereof. Upon the written request of any Member, CenterPoint will furnish to such Member a reasonable number of copies of the final prospectus associated with the IPO.

     VIII.3   Expenses and Fees. CenterPoint shall pay the fees and expenses of
              -----------------
the independent public accountants and legal counsel to CenterPoint and all filing, printing and other reasonable, documented fees and expenses associated with the IPO and Form S-4. Neither Management, the Company nor the Members will be liable for any portion of the above expenses in the event the IPO is not completed. CenterPoint shall also pay the underwriting discounts and commissions payable in connection with the sale of CenterPoint Common Stock in the IPO. All other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     VIII.4   Agreement to Cooperate. Subject to the terms and conditions herein
              ----------------------
provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     VIII.5   Public Statements. Except as may be required by law, no party
              -----------------
hereto nor any Affiliate of any party hereto shall issue any press release or any written public statement with respect to this Agreement or the transactions contemplated by this Agreement or the Other Agreements without the prior written consent of CenterPoint, Management and the Company.

     VIII.6   Registration Rights.
              -------------------

          VIII.6.1 At any time after the second anniversary but prior to the fourth anniversary of the Closing Date, whenever CenterPoint proposes to register any CenterPoint Common Stock for its own account or the account of others under the Securities Act for a public offering for cash other than a registration relating to employee benefit plans or acquisitions, CenterPoint will give the Member Representative prompt written notice of its intent to do so. Promptly after receipt of such notice, the Member Representative shall provide written notice to CenterPoint of all Members (and their respective current mailing address) that beneficially own shares of CenterPoint Common Stock. Thereafter, upon the written request of any of the Members given within thirty (30) days after receipt of such notice, CenterPoint will use its best efforts to cause to be included in such registration all of the CenterPoint Common Stock which any such Member requests, provided that CenterPoint shall have the right to reduce the number of shares included in such registration, if CenterPoint is advised in writing in good faith by any managing underwriter of the securities being offered pursuant to any registration statement under this Section 8.6
                                                                     -----------
     that the number of shares to be sold by Persons other than CenterPoint is greater than the number of such shares which can be offered without adversely affecting the offering; in such case, CenterPoint may reduce the number of shares offered for the accounts of such Persons to a number deemed satisfactory by such managing underwriter. Any such reduction shall occur first by eliminating from such registration any shares held by Persons other than Persons holding CenterPoint Common Stock directly or indirectly immediately following the Closing and then reducing pro rata (based upon the number of shares requested to be registered) the number of shares offered for the account of such Persons. CenterPoint shall not be obligated to register any shares of CenterPoint Common Stock held by any Member at any time when such shares are not then transferable in accordance with Section 12.2 hereof. Registration rights under this Section 8.6 may be
          ------------                                        -----------
     transferred in whole or in part in connection with the transfer of any shares of CenterPoint Common Stock received pursuant to this Agreement other than the transferee of the kind described in clause (x) of Section
                                                                      -------
     12.2 hereof.
     ----

          VIII.6.2 Except for underwriting commissions and discounts, all expenses incurred in connection with the registrations under this Section
                                                                       -------
     8.6 (including all registration, filing, qualification, legal, printer and
     ---
     accounting fees) shall be paid by CenterPoint. In connection with registrations under this Section 8.6, CenterPoint shall
                              -----------
               (a) use its best efforts to prepare and file with the SEC as soon as reasonably practicable, a registration statement with respect to the CenterPoint Common Stock (and such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be required by applicable law) and use its best efforts to cause such registration to promptly become and remain effective for a period of at least one hundred twenty (120) days (or such shorter period during which holders shall have sold all CenterPoint Common Stock which they requested to be registered);

               (b) upon the written request of a Member whose CenterPoint Common Stock is to be covered by any such registrations, furnish to such Member a reasonable number of copies of the prospectus covering the offering and sale by the Member of the shares to be covered thereby;

             (c) use its best efforts to register and qualify the CenterPoint Common Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution for the CenterPoint Common Stock;

             (d) take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder;

             (e) advise each Member whose CenterPoint Common Stock is to be covered by such registration of the effectiveness of such registration statement, advise each such Member of the entry of any stop order suspending the effectiveness of such registration statement or of the initiation of any proceeding for that purpose, and, if such stop order shall be entered, use its best efforts promptly to obtain the lifting or removal thereof; and

             (f) at any time when a prospectus relating to any CenterPoint Common Stock is required to be delivered under the 1933 Act, notify each Member whose CenterPoint Common Stock is to be covered by such registration, of the happening of any event as a result of which the registration statement, the prospectus or any document incorporated therein by reference includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading and, at the request of such Member, prepare and furnish to such Member a post-effective amendment or supplement to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

     VIII.6.3    In connection with each registration pursuant to this Section
                                                                       -------
8.6 covering an underwritten registration public offering, CenterPoint and each
---
participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of CenterPoint's size and investment stature, including indemnification.

     VIII.6.4 In consideration of the granting to the Members of the registration rights under this Section 8.6, the Members agree, and agree to
                               -----------
enter into an agreement with the underwriters in connection with an underwritten registration to the effect, that it/they will not sell, transfer or otherwise dispose of, including, without limitation, through put or short sale arrangements, shares of CenterPoint Common Stock in the ten (10) days prior to the effectiveness of any registration of CenterPoint Common Stock for sale to the public and for up to ninety (90) days following the effectiveness of such registration, provided that all directors, executive officers and holders of more than five percent (5%) of the outstanding CenterPoint Common Stock agree to the same restrictions; and further provided that, with respect to the first public offering of shares of the CenterPoint Common Stock within three (3) years following the IPO, the Members shall have been afforded a meaningful opportunity to include shares in such registration after any reduction by reason of underwriters' written advice.

      VIII.7  CenterPoint Covenants. After the date hereof and prior to the
              ---------------------
Closing Date or earlier termination of this Agreement in accordance with its terms, CenterPoint shall comply in all material respects with all applicable Laws. CenterPoint shall not take any action that would or is reasonably likely to result in any of the representations or warranties of CenterPoint set forth in this Agreement being untrue or in any of the conditions to the consummation of the transactions contemplated hereunder set forth in Article X not being
                                                        ---------
satisfied.

      VIII.8  Release of Guarantees.  CenterPoint shall use all commercially
              ---------------------
reasonable efforts and good faith to have the Members released from any and all guarantees on any indebtedness and leases that they personally guaranteed for the benefit of the Company as set forth on Schedule 8.8, with all such
                                           ------------
guarantees on indebtedness and leases being assumed by CenterPoint, if necessary to achieve such releases. If any guaranteed indebtedness is repaid in full with proceeds from the IPO and the Members' guarantees thereafter shall have no further force or effect, then CenterPoint shall not be obligated to use any efforts to obtain a release of such guarantee. In the event that CenterPoint cannot obtain such releases from the lenders of any such guaranteed indebtedness or lessors of any guaranteed leases, CenterPoint agrees to indemnify, defend and hold harmless the Members against any and all claims made by lenders or landlords under such guarantees.

      VIII.9  Lock-Up Agreement. Each Member agrees, and agrees to enter into
              -----------------
an agreement with the Underwriter on or prior to the date on which preliminary Prospectuses are delivered to the effect that the Members will not offer, sell, contract to sell or otherwise dispose of any shares of CenterPoint Common Stock, or any securities convertible into or exercisable or exchangeable for CenterPoint Common Stock, for a period of 180 days after the date of the final prospectus of the IPO without the prior written consent of the Underwriter except for shares of CenterPoint Common Stock disposed of as bona fide gifts, subject to any remaining portion of the 180-day period applying to any shares so disposed of.

      VIII.10 Preparation and Filing of Tax Returns.
              -------------------------------------

          VIII.10 The Company shall be responsible for causing the timely filing of the final pre-Closing Returns for the Company and the Company Subsidiaries; provided, however, that CenterPoint and its advisors shall have the right to review and approve such returns prior to filing, which approval shall not be unreasonably withheld. CenterPoint shall, and shall cause its Affiliates to, provide to the Company such cooperation and information reasonably requested in filing any return, amended return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. The Company shall bear all costs of filing such returns.

          VIII.10.2 Each of the Company, CenterPoint and the Members shall comply with the tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and shall treat the transaction as subject to the provisions of Section 351 of the Code.

     VIII.11    Maintenance of Insurance. The Company covenants and agrees that
                ------------------------
all insurance policies listed, or required to be listed, on Schedule 4.20 will
                                                            -------------
be maintained in full force and effect through the Closing Date.

     VIII.12    Administration. After the Closing, at the request of the
                --------------
Members, CenterPoint shall, directly or through one or more of its subsidiaries, administer and manage the collection of amounts referred to on Schedule
                                                               --------
7.1.4(ii) using reasonable care and in accordance with the Company's policies in
---------
effect at Closing.



                                   ARTICLE IX

                                INDEMNIFICATION

     IX.1  Indemnification by the Members.  Subject to Sections 9.7 and 9.8, the
           ------------------------------              ------------     ---
Members jointly and severally agree to indemnify, defend and save the CenterPoint Indemnified Parties (hereinafter defined), forever harmless from and against, and to promptly pay to a CenterPoint Indemnified Party or reimburse a CenterPoint Indemnified Party for, any and all Losses (hereinafter defined) sustained or incurred by any CenterPoint Indemnified Party, resulting from, arising out of, in connection with or otherwise by virtue of:

           (a) any misrepresentation or breach of a representation or warranty made in Article V herein or in any certificate, schedule, document, exhibit
             ---------
     or other instrument delivered hereunder by any Member or any action, demand or claim by any third party against or affecting any CenterPoint Indemnified Party which, if successful, would give rise to a breach of any such representation or warranty, except that the obligation of the Members to indemnify, defend and save harmless for any misrepresentation or breach of representation or warranty made in Section 5.1 hereof or in any
                                           -----------
     certificate, schedule, document, exhibit or other instrument delivered in respect thereof shall not be joint and several, but such obligation shall be several only and limited to the several Member(s) making such misrepresentation or breach;

           (b) any failure by Management, the Company or any Member to observe or perform any of their covenants and agreements set forth herein related to the period prior to the Closing, except that the obligation of the Members to indemnify, defend and save harmless for any misrepresentation or breach of representation or warranty made in Section 5.1 hereof shall not
                                                  -----------
     be joint and several, but such obligation shall be several only and limited to the several Member(s) making such misrepresentation or breach;

          (c) any liability under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to Management or the Company, contained in any preliminary prospectus relating to the IPO, the Registration Statements or any proxy statement or prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission to state therein a material fact relating to Management or the Company required to be stated therein or necessary to make the statements therein not misleading, and not provided to CenterPoint or its counsel by Management or the Company; provided, however, that such indemnity shall not inure to the
                  --------  -------
     benefit of any CenterPoint Indemnified Party to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and (i) Management or the Company provided, in writing, corrected information to CenterPoint or its counsel for inclusion in the final prospectus prior to distributing such prospectus, and such information was not so included, or
     (ii) CenterPoint did not provide Management, the Company and their counsel with the information required to be provided pursuant to Section 8.2.2, and
                                                              -------------
     such information is the basis for the untrue statement or omission (or alleged untrue statement or omission) giving rise to the liability under this Section 9.1(c); or
          --------------

          (d) notwithstanding anything contained in this Agreement to the contrary, (i) any arrangements made by or on behalf of the Members, Management or the Company in connection with the Merger or the transactions contemplated by this Agreement with respect to brokerage, finders and other fees or commissions, (ii) disallowance of any tax deduction to CenterPoint or the Company with respect to any item listed on Schedule 2.5 and
                                                       ------------
     considered in determining Net Working Capital, (iii) any Losses relating to, resulting from, arising out of or otherwise by virtue of any matter which is or should be listed on Schedules 4.10 or 7.1.4(i) hereto, (iv) the
                                     --------------    --------
     Excluded Assets, the Excluded Liabilities and the transactions contemplated under Section 7.1.4, and (v) any payment with respect to Dissenting Shares.
           -------------

     As used herein, the "CENTERPOINT INDEMNIFIED PARTIES" shall mean CenterPoint, its Subsidiaries and Affiliates, the Founding Companies other than the Company (the "OTHER FOUNDING COMPANIES"), and their respective officers, directors, employees, agents, employee plans and plan fiduciaries, plan administrators or other Person dealing with any such plans; provided, however,
                                                            --------  -------
that the Other Founding Companies, and each of their respective officers, directors, employees, agents, employee plans and plan fiduciaries, plan administrators or other Persons dealing with any such plans, shall cease to be a "CENTERPOINT INDEMNIFIED PARTY" for all purposes hereunder as of the Closing, and thereafter such Persons shall have no further rights and remedies under this
Article IX (except to the extent a Person is an officer, director, employee or
----------
agent of CenterPoint as a result of the consummation of the transactions contemplated under the Other Agreements); provided, further, that the
                                          --------  -------
Subsidiaries of CenterPoint shall include the Company, the Company Subsidiaries and the other Founding Companies from and after the Closing. Accordingly, for purposes of this Article IX and subject to the limitations set forth in this
                 ----------
Article IX, the Other Founding Companies, and each of their respective officers,
----------
directors, employees, agents, employee plans and plan fiduciaries, plan administrators or other Persons dealing with any such plans, shall be deemed to be third party beneficiaries of this Agreement.

     As used in this Agreement, "LOSSES" shall mean the following: (i) in the event the Agreement is terminated pursuant to Section 11.1 and the Closing does
                                              ------------
not occur, any and all out-of-pocket costs and expenses (including reasonable fees and expenses of the attorneys, accountants and other experts), or (ii) subsequent to the Closing, any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interests, fines, penalties, actual or punitive damages or costs or expenses of any and all investigations, proceedings, judgments, orders, environmental analyses, remediations, settlements and compromises (including reasonable fees and expenses of the attorneys, accountants and other experts).

     IX.2 Indemnification by CenterPoint.  CenterPoint agrees to indemnify,
          ------------------------------
defend and save each of the Members and their respective Affiliates, and their Affiliates' respective officers, directors, employees and agents (each, a "MEMBER INDEMNIFIED PARTY") forever harmless from and against, and to promptly pay to a Member Indemnified Party or reimburse a Member Indemnified Party for, any and all Losses sustained or incurred by any Member Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of any of the following:

          (a) any misrepresentation or breach of a representation or warranty made herein or in any document or other instrument delivered hereunder by CenterPoint or any action, demand or claim by any third party against or affecting any Member Indemnified Party which, if successful, would give rise to a breach of any such representation or warranty;

          (b) any failure by CenterPoint to observe or perform any of its covenants and agreements set forth herein or in any document or other instrument delivered hereunder;

          (c) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to CenterPoint or any of the Other Founding Companies contained in any preliminary prospectus relating to the IPO, the Registration Statements or any proxy statement or prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to CenterPoint or any of the Other Founding Companies required to be stated therein or necessary to make the statements therein not misleading; and

          (d) any liability under the 1933 Act, the 1934 Act, or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to Management, the Company or the Members, contained in any preliminary prospectus relating to the IPO, the Registration Statements or any proxy statement or prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission to state therein a material fact relating to Management, the Company or the Members required to be stated therein or necessary to make the statements therein not misleading, to the extent such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and (i) Management, the Company or the Members provided, in writing, corrected information to CenterPoint or its counsel for inclusion in the final prospectus prior to distributing such prospectus, and such information was not so included, or (ii) CenterPoint did not provide Management and its counsel with the information required to be provided pursuant to Section 8.2.2, and such information is the basis
                             -------------
     for the untrue statement or omission (or alleged untrue statement or omission) giving rise to the liability under this Section 9.2(d).
                                                       --------------

     IX.3  Indemnification Procedure for Third Party Claims.
           -------------------------------------------------

           IX.3.1 In the event that subsequent to the Closing any Person entitled to indemnification under this Agreement (an "INDEMNIFIED PARTY") receives notice of the assertion of any claim, issuance of any order or the commencement of any action or proceeding by any Person who is not a party to this Agreement or an Affiliate of a party, including, without limitation, any domestic or foreign court or Governmental Authority (a " THIRD PARTY CLAIM"), against such Indemnified Party, against which a party to this Agreement is required to provide indemnification under this Agreement (an "INDEMNIFYING PARTY"), the Indemnified Party shall give written notice thereof together with a statement of any available information regarding such claim to the Indemnifying Party within thirty
     (30) days after learning of such claim (or within such shorter time as may be necessary, in the Indemnified Party's reasonable judgment, to give the Indemnifying Party a reasonable opportunity to respond to and defend such claim). The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "DEFENSE NOTICE") within ten days (10) after receipt from the Indemnified Party of notice of such claim, to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the
                                           --------  -------
     Indemnified Party shall have the right to approve the defense counsel selected by the Indemnifying Party, which approval shall not be unreasonably withheld, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within ten (10) days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate defense counsel, who shall be subject again to the Indemnified Party's approval.

           IX.3.2 In the event that the Indemnifying Party shall fail to timely give the Defense Notice, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall have the right to conduct such defense in good faith at the cost and expense of the Indemnifying Party and the Indemnifying Party shall reimburse the Indemnified Party for all costs, expenses and settlement amounts actually paid in connection therewith; provided, however, that
                                                    --------  -------
     under no circumstances shall the Indemnified Party compromise or settle any Third Party Claim without the prior written consent of the Indemnifying Party (which, in the case of the Members, may be granted by the Member Representative (as defined in Section 9.13)), which consent shall not be
                                   ------------
     unreasonably withheld or delayed.

          IX.3.3 In the event that the Indemnifying Party does elect to conduct the defense of the subject claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested by it, all at the expense of the Indemnifying Party, and the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing, provided that the Indemnified Party shall have the right to compromise and settle the claim only with the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation, (i) injunctive or other equitable relief would be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or (iii) such settlement includes a written admission of guilt. The Indemnifying Party shall not be entitled to control, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim
     (A) to the extent that claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party or (B) in a proceeding to which the Indemnifying Party is also a party and the Indemnified Party determines in good faith that joint representation would be inappropriate (and in each case the cost of such defense shall constitute an amount for which the Indemnified Party is entitled to indemnification hereunder). If an offer is made to settle a Third Party Claim which all parties to such Third Party Claim (including the Indemnifying Party) are prepared to settle and which offer the Indemnifying Party is permitted to settle under this
     Section 9.3.3 only upon the prior written consent of the Indemnified Party,
     -------------
     the Indemnifying Party will give prompt written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such firm offer within (30) calendar days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnified Party through the end of such (30) day period.

          IX.3.4 Any judgment entered, order issued or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

     IX.4 Direct Claims.  It is the intent of the parties hereto that all direct
          -------------
claims by an Indemnified Party against a party hereto not arising out of Third Party Claims shall be subject to and benefit from the terms of this Article IX.
                                                                    ----------
Any claim under this Article IX by an Indemnified Party for indemnification
                     ----------
other than indemnification against a Third Party Claim, (a "DIRECT CLAIM") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, together with a statement of any available information regarding such claim, and the Indemnifying Party will have a period of thirty (30) calendar days within which to satisfy such Direct Claim. If the Indemnifying

Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party under this Article IX.
                                    ----------

     IX.5 Failure to Give Timely Notice.  A failure by an Indemnified Party to
          -----------------------------
give timely, complete or accurate notice as provided in Section 9.3 or 9.4 will
                                                        -----------    ---
not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under any applicable insurance coverage, or deprived of its right to assert any claim because of expiration of the applicable statute of limitations, or was otherwise directly and materially damaged as a result of such failure to give timely notice.

     IX.6 Reduction of Loss.  To the extent any Loss of an Indemnified Party is
          -----------------
reduced by receipt of payment (i) under insurance policies (net of any retroactive adjustment or other reimbursement to the insurer in respect of such payment),(ii) from third parties not affiliated with the Indemnified Party, or
(iii) the amount of any tax benefit to the CenterPoint Indemnified Parties such payments and/or tax benefits (net of the expenses of the recovery thereof) shall be credited against such Loss. The pendency of such payments shall not delay or reduce the obligation of the Indemnifying Party to make payment to the Indemnified Party in respect of such Loss, and the Indemnified Party shall not have any obligation, hereunder or otherwise, to pursue payment under or from any insurer or third party in respect of such Loss. The Indemnified Party shall cooperate, at no expense to the Indemnified Party, in any reasonable efforts of the Indemnifying Party in pursuing such payments, including expressly acknowledging the Indemnifying Party's right and standing to pursue such payments, and the Indemnified Party will use its customary efforts short of litigating with an insurer or third party to collect amounts due from such insurer or third party. If any insurance or third party reimbursement is obtained subsequent to payment by an Indemnifying Party in respect of a Loss, such reimbursement (to the extent of amounts theretofore paid by the Indemnifying Party on account of such Loss) shall be promptly paid over to the Indemnifying Party.

     IX.7 Limitation on Indemnities.
          -------------------------

          IX.7.1  Threshold for the Members. With respect to representations and
                  -------------------------
     warranties, the Members shall not have any liability pursuant to Section
                                                                      -------
     9.1(a) hereof unless and until and only to the extent that the aggregate
     ------
     amount of Losses accrued pursuant to Section 9.1(a) exceeds 1% of aggregate
                                          -------------
     Basic Purchase Consideration; provided, however, that this threshold shall
                                   --------  -------
     not apply to Losses arising out of breaches of representations or warranties contained in Sections 5.1.1, 5.1.2, 5.2 and 5.1.8 as it relates
                             --------------  -----  ---     -----
     to the representations and warranties of Management, Mass PC and the Company set forth in Section 4.16, and the Members shall indemnify the
                          ------------
     CenterPoint Indemnified Parties for any Losses accruing thereunder in accordance with this Article IX without regard to such threshold.
                          ----------

          IX.7.2. Threshold for CenterPoint. With respect to representations and
                  -------------------------
     warranties, CenterPoint shall not have any liability pursuant to Section
                                                                      -------
     9.2(a) hereof unless and until and only to the extent that the aggregate
     -----
     amount of the Losses accrued pursuant to Section 9.2(a) exceeds 1% of
                                              -------------
     aggregate Basic Purchase Consideration; provided, however, that this
                                             --------  -------
     threshold shall not apply to Losses arising out of the breach of representations or warranties contained in Section 6.2 and CenterPoint
                                                -----------
     shall indemnify the Member Indemnified Parties from any Losses occurring thereunder in accordance with this Article IX without regard to such
                                        ----------
     threshold.

          IX.7.3 Limitations on Claims Against the Members. The liability of all
                 -----------------------------------------
     Members for misrepresentations and breaches of representations and warranties under Section 9.1(a) shall be limited to 100% of aggregate Basic
                      -------------
     Purchase Consideration in the aggregate; provided, however, that such
                                              --------  -------
     liability for a Member shall be limited to three times the aggregate Basic Purchase Consideration received, directly or indirectly, by such Member; provided, further, that such limitations shall not apply to Losses arising
     --------  -------
     out of breaches of representations or warranties contained in Sections
                                                                   --------
     5.1.1, 5.1.2, 5.2, and 5.1.8 as it relates to the representation and
     -----  -----  ---      -----
     warranty of the Company set forth in Section 4.16, and any Losses accruing
                                          ------------
     thereunder shall not count towards such limitations.

          IX.7.4 Limitation on Claims Against CenterPoint.  The liability of
                 ----------------------------------------
     CenterPoint under Section 9.2(a) shall be limited to 100% of aggregate
                       --------------
     Basic Purchase Consideration in the aggregate; provided, however, that this
                                                    --------  -------
     limitation shall not apply to Losses arising out of breaches of representations or warranties in Section 6.2 and any Losses accruing
                                      -----------
     thereunder shall not count towards such limitation.

     IX.8 Survival of Representations, Warranties and Covenants of the Members,
          ---------------------------------------------------------------------
Management, Mass PC and the Company; Time Limits on Indemnification Obligations.
-------------------------------------------------------------------------------
Notwithstanding any right of CenterPoint to fully investigate the affairs of Management, Mass PC, the Company, the Company Subsidiaries and the Business, and notwithstanding any Knowledge of facts determined or determinable by CenterPoint pursuant to such investigation or right of investigation, CenterPoint has the right to rely fully upon the representations, warranties, covenants and agreements of Mass PC, the Members, Management and the Company contained in this Agreement or in any certificate delivered pursuant to any of the foregoing. All such representations, warranties, covenants and agreements of Mass PC, the Members, Management and the Company shall survive the execution and delivery of this Agreement and the Closing hereunder; provided, however, (i) that the
                                          --------  -------
Members' obligations pursuant to Section 9.1, other than those relating to
                                 -----------
covenants and agreements to be performed by the Members after the Closing, shall expire one (1) year after the Closing, except with respect to obligations arising under or relating to Section 4.16 hereof as it relates to federal,
                             ------------
state, local and foreign income taxation, which shall survive until the earlier of (A) the expiration of the applicable periods (including any extensions) of the respective statutes of limitation applicable to the payment of the Taxes or
(B) the completion of the final audit and determinations by the applicable taxing authority and final disposition of any deficiency resulting therefrom; and (ii) solely to the extent that CenterPoint actually incurs liability under the 1933 Act or the 1934 Act, the obligations under Sections 9.1(c) or (d) above
                                                    ---------------    ---
shall survive until the expiration of any applicable statute of limitations with respect to such claims.

     IX.9 Survival of Representations, Warranties and Covenants of CenterPoint;
          ---------------------------------------------------------------------
Time Limits on Indemnification Obligations.  All representations, warranties,
------------------------------------------
covenants and agreements of CenterPoint shall survive the execution and delivery of this Agreement and the Closing hereunder;

provided, however, that CenterPoint's obligations under Section 9.2, other than
--------  -------                                       -----------
those relating to covenants and agreements to be performed by CenterPoint after the Closing, shall expire one year after Closing, except that, solely to the extent that the Members actually incur liability under the 1933 Act or the 1934 Act, the obligations under Sections 9.2(c) or (d) above shall survive until the
                           ---------------    ---
expiration of any applicable statute of limitations with respect to such claims.

     IX.10 Defense of Claims; Control of Proceedings.  Notwithstanding anything
           -----------------------------------------
in this Agreement to the contrary, to the extent any Loss subject to indemnification hereunder would exceed the Indemnifying Party's indemnity obligations under this Agreement, the Indemnified Party shall be entitled to control the defense of such claim or management of such proceeding with respect to such excess Loss.

     IX.11 Fraud; Exclusive Remedy. The limitations set forth in this Article IX
           -----------------------                                    ----------
shall not apply to fraud by any party. In the absence of fraud and notwithstanding any Law to the contrary and any rights that would otherwise be available thereunder, the indemnification provisions of this Article IX set forth the sole and exclusive remedy of the CenterPoint Indemnified Parties following the Closing against the Members and of the Member Indemnified Parties following the Closing against CenterPoint and its affiliates with respect to any claim for relief resulting from, arising out of or otherwise by virtue of this Agreement and the transactions contemplated hereby.

     IX.12 Manner of Satisfying Indemnification Obligations.  Subsequent to the
           ------------------------------------------------
Closing, the Members may satisfy their respective obligations, if any, under this Article IX by tendering to the CenterPoint Indemnified Parties cash or
     ----------
shares of CenterPoint Common Stock that are then transferable in accordance with

Section 12.2, such shares to be valued at the Market Price. "MARKET PRICE" shall
------------
mean the average closing (last) price for a share of CenterPoint Common Stock (as reported on the exchange or market on which such shares are then listed or traded) for the most recent twenty (20) days that such shares have traded ending on the date two (2) days prior to the date tendered pursuant to clause (i) of the preceding sentence, or, if such shares are not then listed or traded on an exchange or other market, the fair market value of such shares as determined by an appraiser reasonably agreed to by the parties.

     9.13     Member Representative.  Each Member appoints the Management
              ---------------------
Committee established by a Management Committee Agreement, of even date herewith (such committee, the "MEMBER REPRESENTATIVE") as its agent and representative with full power and authority to agree, contest or settle any claim or dispute affecting any Member made under Article II or IX and to otherwise act on behalf
                                ----------    --
of the Members in accordance with the terms of this Agreement including, without limitation, to direct the amount and manner of the payment of aggregate Basic Purchase Consideration; provided, that, the Member Representative may be removed
                        --------  ----
and a successor to the Person originally serving as the Member Representative may be designated in a writing delivered to CenterPoint in accordance with
Section 15.2 and the Management Committee Agreement.
------------

                                   ARTICLE X

                               CLOSING CONDITIONS

     X.1  Conditions to Each Party's Obligation to Effect the Merger.  The
          ----------------------------------------------------------
respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

          (a) the Underwriting Agreement related to the IPO shall have been executed and the closing of the sale of CenterPoint Common Stock to the Underwriters pursuant thereto shall have occurred simultaneously with the Closing hereunder;

          (b) the closings of the transactions contemplated under each of the Other Agreements shall have occurred simultaneously with the Closing hereunder, unless terminated in accordance with Section 7.3 of the
                                                     -----------
     applicable Other Agreement;

          (c) the Registration Statements shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the SEC or any state regulatory authorities;

          (d) no preliminary or permanent injunction or other order or decree shall be pending before or issued by any federal or state court which seeks to prevent or prevents the consummation of the IPO, the Merger or any of the Other Mergers shall have been issued and remain in effect;

          (e) the minimum price condition set forth on Schedule 2.1 shall have
                                                       ------------
     been satisfied;

          (f) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or any of the Other Mergers or make the consummation of the Merger or any of the Other Mergers illegal;

          (g) all material governmental and third party waivers, consents and approvals required for the consummation of the Merger or any of the Other Mergers and the transactions contemplated hereby and by the Other Agreements (including, without limitation, any consents listed on Schedules
                                                                       ---------
     4.3.2 or 4.12) shall have been obtained and be in effect;
     -----    ----

          (h) No action, suit or proceeding with respect to the Merger has been filed or threatened by a third party and remains threatened or remains pending before any court, Governmental Authority or regulatory Person;

          (i) This Agreement, the Merger and the transactions contemplated hereby shall have been approved and adopted by the Members, as stockholders of the Company, in the manner required by any applicable Law and the Company's Organizational Documents; and

          (j) CenterPoint shall have entered into one or more credit facilities providing for aggregate commitments of not less than $75 million.

     X.2  Conditions to Obligation of Mass PC, the Members, Management and the
          --------------------------------------------------------------------
Company to Effect the Merger.  Unless waived by the Company, the obligation of
----------------------------
Mass PC, the Members, Management and the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

          (a) CenterPoint, Mergersub and each of the Other Founding Companies shall have performed in all material respects their agreements contained in this Agreement and each Other Agreement required to be performed on or prior to the Closing Date and the representations and warranties of CenterPoint contained in this Agreement and each Other Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and Management and the Company shall have received a certificate of the Chief Executive Officer or President of CenterPoint to that effect;

          (b) no Governmental Authority or self-regulatory organization regulating, licensing or permitting the practice of public accountancy shall have promulgated or formally proposed any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to Management of the Merger;

          (c) the Company shall have received an opinion from Katten Muchin & Zavis, dated as of the Closing Date, containing the substantive opinions set forth in Exhibit 10.2(c), the final form of such opinion to be in form
                  ---------------
     and substance reasonably acceptable to Management, the Company and the Members;

          (d) each of the Members shall have been afforded the opportunity to enter into an incentive compensation agreement (the "INCENTIVE COMPENSATION AGREEMENT") with CenterPoint substantially in the form attached hereto as
     Exhibit 10.2(d);
     ---------------

          (e) CenterPoint shall have delivered to the Company and the Members a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the Delaware Secretary of State, showing that CenterPoint is in good standing;

          (f) each of the Members, partners, members and stockholders of the other Founding Companies who are to receive shares of CenterPoint Common Stock pursuant to the Other Agreements, and the other stockholders of CenterPoint other than those acquiring stock in the IPO shall have entered into an agreement (the "STOCKHOLDERS AGREEMENT") substantially in the form attached hereto as Exhibit 10.2(f);
                             ---------------

          (g) all conditions to the Other Mergers, on substantially the same terms as provided herein, shall have been satisfied or waived by the applicable party and the Company;

          (h) each of Management and the Members shall have been afforded the opportunity to review the executed employment agreement by and between CenterPoint and Robert C. Basten; and

          (i) the Company shall have received an opinion from Katten Muchin & Zavis, dated as of the Closing Date and based on certain factual representations and assumptions, that for federal income tax purposes there will be no gain or loss recognized with respect to the CenterPoint Common Stock received for their Company Stock in the Merger pursuant to Section 351 of the Code, the final form of such opinion to be in form and substance reasonably acceptable to the Company and the Members.

     X.3  Conditions to Obligation of CenterPoint to Effect the Merger.  Unless
          ------------------------------------------------------------
waived by CenterPoint, the obligation of CenterPoint and Mergersub to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the additional following conditions:

          (a) Management, Mass PC and the Company shall have performed in all material respects their respective agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Management, Mass PC and the Company contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and CenterPoint and the Underwriters shall have received a Certificate of the Chief Executive Officer or President of each of Management, Mass PC and the Company to that effect;

          (b) the Members shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Members contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and CenterPoint and the Underwriters shall have received a Certificate of each Member to that effect;

          (c) CenterPoint and the Underwriters shall have received an opinion from Cooper, Erving, Savage, Nolan & Heller, LLP, counsel to Management, Mass PC, the Company and the Members, dated the Closing Date, in the form attached hereto as Exhibit 10.3(c), the final form of such opinion to be in
                        ---------------
     form and substance reasonably acceptable to the Underwriters and CenterPoint;

          (d) the Company shall, and the Members shall have caused Attest Entity to, execute and deliver the Separate Practice Agreement substantially in the form attached hereto as Exhibit 10.3(d)(A) and the Services Agreement
                                 ------------------
     substantially in the form attached hereto as Exhibit 10.3(d)(B);
                                                  ------------------

          (e) each Member shall have executed and delivered the Incentive Compensation Agreement substantially in the form attached as Exhibit
                                                                  -------
     10.2(d);
     -------

          (f) CenterPoint and the Underwriters shall have received "Comfort" letters in customary form from the Company's independent public accountants, dated the effective date of the Form S-1 and the Closing Date (or such other date reasonably acceptable to CenterPoint), with respect to certain financial statements and other financial information included in the Form S-1 and any subsequent changes in specified balance sheet and income statement items, including total assets, working capital, total stockholders' equity, total revenues and the total and per share amounts of net income;

          (g) Each of Management, Mass PC and the Company shall have delivered to CenterPoint and the Underwriters a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the appropriate Governmental Authority in the state of organization of Management, Mass PC, the Company and each Company Subsidiary and, unless waived by CenterPoint, in each state in which the Company or any Company Subsidiary is authorized to do business, showing each of Management, Mass PC, the Company and Company Subsidiary (as applicable) is in good standing;

          (h) no Governmental Authority or self-regulatory organization regulating, licensing or permitting the practice of public accountancy shall have promulgated or formally proposed any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to CenterPoint of the Merger;

          (i) the Members shall have executed the Stockholders Agreement;

          (j) Management and the Members shall have delivered to CenterPoint an instrument in the form attached hereto as Exhibit 10.3(j), dated the
                                               ---------------
     Closing Date, releasing the Company and the Company Subsidiaries from any and all claims of Management and the Members against the Company and the Company Subsidiaries and obligations of the Company and the Company Subsidiaries to Management and the Members;

          (k) The Company shall have aquired all of the issued and outstanding capital stock or other equity interests, as applicable, of LSAG and Word pursuant to acquisition agreements by and between the Company and each of LSAG and Word in substantially the forms attached as Exhibits 10.3(k)(1)
                                                          -------------------
     and 10.3(k)(2);
         ----------

          (l) Management, Mass PC, the Company and the Members, as applicable, shall have terminated or have caused the termination of any voting trusts, proxies or other agreements or understandings to which Management, Mass PC, the Company or any Member is a party or is bound with respect to any shares of capital stock or other equity interests of the Company and the Company Subsidiaries and shall have provided CenterPoint evidence of such termination that is acceptable to CenterPoint's counsel;

          (m) Management, Mass PC, the Company and the Members shall have completed the Conversion pursuant to the Conversion Agreement attached as
     Exhibit 10.3(m) and have presented evidence of such conversion in
     ---------------
     accordance with Section 7.5;
                     -----------

          (n) the Company shall have delivered to CenterPoint a payoff letter, including a statement of per diem interest amounts and other applicable release documents from all such lenders or creditors regarding the payment in full of such indebtedness at Closing, in each case in form and substance satisfactory to CenterPoint (including, without limitation, applicable UCC-3 termination statements);

          (o) the Company shall have presented evidence satisfactory to CenterPoint of its compliance with the provisions of Section 7.1.4 hereof,
                                                          -------------
     including, without limitation, that as of the Closing, the amount of debt of the Company and the Company Subsidiaries shall not exceed the amount reflected on Schedule 2.1 as Debt Assumed by CenterPoint;
                  ------------

          (p) the Company shall have paid in full any indebtedness owed by the Company to any current or former stockholder of the Company except as relates to the deferred compensation liabilities to those individuals listed on Schedule 2.5, and shall have provided to CenterPoint evidence of
               ------------
     same that is acceptable to CenterPoint's counsel;

          (q) the secretary of Management shall have delivered certified copies of the resolutions of the Operating Committee and the Members of Management approving execution and deliver of this Agreement, the Conversion, the Merger and the other actions, agreements and documents necessary or desirable to complete the transactions contemplated herein; and

          (r) the Company shall have liquidated and distributed to the stockholders the Company's investment with each of First Union and ALAC and shall have provided CenterPoint evidence of such liquidation and distribution that is acceptable to CenterPoint's counsel.


                                   ARTICLE XI

                       TERMINATION, AMENDMENT AND WAIVER

     XI.1 Termination.  This Agreement may be terminated at any time prior to
          -----------
the Closing Date:

          (a)  pursuant to Section 7.3;
                           -----------

          (b)  by Management,

          (i) if the Merger is not completed by August 31, 1999 other than on account of delay or default on the part of Management, Mass PC, the Company or any Member or any of their affiliates or associates;

          (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of Management, Mass PC, the Company or any Member or any of their affiliates or associates;

          (iii) if CenterPoint (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within thirty (30) days after written notice of such default is given to CenterPoint; or

     (c)  by CenterPoint,

          (i) if the Merger is not completed by August 31, 1999 other than on account of delay or default on the part of CenterPoint or any of its stockholders or any of their affiliates or associates;

          (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of CenterPoint or any of its stockholders or any of their affiliates or associates;

          (iii) if any of Management, Mass PC or the Company (A) fails to perform in any material respect any of its material covenants in this Agreement and (B) does not cure such default in all material respects within thirty (30) days after written notice of such default is given to the Company by CenterPoint;

          (iv) if a Member (A) fails to perform in any material respect any of such Member's material covenants in this Agreement and (B) do not cure such default in all material respects within thirty (30) days after written notice of such default is given to the Member Representative by CenterPoint; or

     (d) by mutual consent of the Operating Committee of Management and the Boards of Directors of CenterPoint and the Company.

     XI.2 Effect of Termination.  In the event of termination of this Agreement
          ---------------------
by either CenterPoint, Management or the Company, as provided in Section 11.1,
                                                                 ------------
this Agreement shall forthwith become void and there shall be no further obligation on the part of Management, Mass PC, the Company, the Members, CenterPoint, Mergersub or their respective officers or directors (except the obligations set forth in this Section 11.2 and in Sections 8.1, 8.3, 8.5 and
                              ------------        ------------  ---  ---
Article IX, all of which shall survive the termination).  Nothing in this
----------
Section 11.2 shall relieve any party from liability for any breach of this
------------
Agreement.

     XI.3 Amendment.  This Agreement may not be amended except by action taken
          ---------
by the Operating Committee of Management and the Boards of Directors of Mass PC, the Company or CenterPoint or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law. CenterPoint covenants and agrees that it shall not amend, modify or supplement the material terms of any Other Agreement following the Closing without the prior written consent of at least two thirds (2/3rds) of the members of CenterPoint's Board of Directors; provided, that, no
                                                             --------  ----
waiver of any restriction set forth in Article XII shall be of any effect unless
                                       -----------
consented to by a majority of the members of CenterPoint's Board of Directors who do not at the time of such proposed waiver hold Restricted Shares within the meaning of this Agreement, any Other Agreement or the Stockholders Agreement.

     XI.4 Waiver. At any time prior to the Closing Date, the parties hereto may
           ------
(a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE XII

                             TRANSFER RESTRICTIONS

     XII.1 Transfer Restrictions Generally.  Except as provided in Section 12.2,
           -------------------------------                         ------------
for a period of forty-two (42) months from the Closing, none of Management nor any of the Members shall (a) sell, assign, exchange, transfer, distribute or otherwise dispose of, in whole or in part, (i) any shares of CenterPoint Common Stock received by Management in the Merger and/or subsequently distributed by Management to the Members (the "RESTRICTED SHARES"), or (ii) any interest (including, without limitation, an option to buy or sell) in any Restricted Shares; or (b) engage in any transaction, whether or not with respect to any Restricted Shares or any interest therein, the intent or effect of which is to reduce the risk of owning the Restricted Shares (including, without limitation, engaging in put, call, short-sale, derivative, straddle or similar market transactions).

     XII.2 Release of Restrictions. Effective eighteen (18) months following the
           -----------------------
Closing, and every six (6) months thereafter, until all Restricted Shares shall have been released from such restrictions, twenty percent (20%) of the original number of Restricted Shares then held by Management for each Member shall no longer be subject to the restrictions set forth in Section 12.1 and shall no
                                                   ------------
longer be deemed Restricted Shares for any purposes of this Agreement; provided,
                                                                       --------
that, if a Member's employment with CenterPoint or its subsidiaries is
----
terminated within thirty (30) months of the Closing other than through death, disability, retirement or circumstances approved by the Company's management and reasonably approved by CenterPoint's chief executive officer, the Restricted Shares held by such Member shall remain subject to the restrictions set forth in
Section 12.1 until the fifth anniversary of the Closing Date.  Notwithstanding
------------
the foregoing and Section 12.1, Management or a Member may (x) at any time
                  ------------
pledge or encumber all or part of Management's or such Member's Restricted Shares, as applicable, provided that the pledgee or secured party agrees in writing to be bound by the provisions contained in
Article XII (y) at any time transfer all or part of such Member's Restricted
-----------
Shares to another Member or to an immediate family member (or trust or other estate planning Person), provided, that, any such Member, family member or other
                         --------  ----
Person agrees in writing to be bound by the provisions contained in Article XII,
                                                                    -----------
and (z) transfer or cause to be transferred such Member's Restricted Shares upon such Member's disability or death. As used in this Section 12.2, the terms
                                                   ------------
"disability" and "retirement" shall have the meaning ascribed to them in CenterPoint's Employee Incentive Compensation Plan. No attempted transfer of any nature whatsoever that is in violation of this Section shall be treated as effective for any purpose.

     XII.3 Legend.  The certificates evidencing the CenterPoint Common Stock
           ------
delivered to Management pursuant to this Agreement and/or subsequently distributed by Management to the Members shall bear a legend substantially in the form set forth below and containing such other information as CenterPoint may deem necessary or appropriate:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE DISPOSITION THEREOF ARE SUBJECT TO THE TERMS OF A MERGER AGREEMENT DATE MARCH 31, 1999. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND MAY BE INSPECTED BY THE REGISTERED OWNER OF THIS CERTIFICATE OR A DULY AUTHORIZED REPRESENTATIVE OF SUCH OWNER UPON REQUEST DURING NORMAL BUSINESS HOURS.

     Upon request from any Member (or permitted transferee) following the expiration of either all or a part of the restrictions on the transfer of CenterPoint Common Stock set forth in this Article XII, CenterPoint shall
                                           -----------
immediately notify its transfer agent that the applicable shares of CenterPoint Common Stock are no longer Restricted Shares and shall direct the transfer agent to reissue certificates of CenterPoint Common Stock which do not contain a restrictive legend in place of the applicable Restricted Shares. In the event a Member's request to remove the restrictive legend coincides with his request to sell the CenterPoint Common Stock, CenterPoint shall take such actions as are required by its transfer agent to allow the transfer agent to transfer the unrestricted CenterPoint Common Stock free of any restrictive legend.


                                  ARTICLE XII

                                 NONCOMPETITION

     XIII.1 Prohibited Activities. Each Member agrees severally, and not
            ---------------------
jointly, that such Member will not, for a period of three (3) years following the Closing Date, for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other Person:

          (a) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling or providing accounting, tax, consulting or other related services of a type or nature similar to those sold or provided by the Company at or within one year prior to the date that such Member commences competition within a fifty
     (50) mile radius of any office location of the Company or any Company Subsidiary (the "TERRITORY");

          (b) sell or provide any accounting, tax, consulting or other related services of a type or nature similar to those sold or provided by the Company to, or solicit for the purpose of selling or providing any such services to, any Person that was a customer of the Company or any Company Subsidiary at any time during the preceding one-year period or that was known by the Member to have been actively being solicited by the Company or any Company Subsidiary to become a customer at any time during such period;

          (c) call upon any Person who is, at that time, within the Territory, an employee of CenterPoint (including the subsidiaries and affiliates thereof) for the purpose or with the intent of enticing such employee away from or out of the employ of CenterPoint (including the subsidiaries and affiliates thereof), or hire such Person; or

          (d) enter into, or call upon or request non-public information for the purpose of entering into, an Acquisition Transaction (as hereinafter defined) with any Person with respect to which CenterPoint or any subsidiary or affiliate thereof has made an offer or proposal for, or entered into discussions or negotiations for, or evaluated with the intent of making a proposal for, an Acquisition Transaction, within the preceding one-year period.

     Notwithstanding the foregoing, a Member may be employed by a customer of the Company or any other Person for the purpose of providing accounting, tax, consulting or other related services of a type or nature similar to those sold or provided by the Company to such customer or other Person, so long as in connection therewith the Member does not directly or indirectly provide such services to another third party for hire.

     For purposes of this Agreement, an "ACQUISITION TRANSACTION" means a merger, consolidation, purchase of material assets, purchase of a material equity interest, tender offer, recapitalization, accumulation of shares, proxy solicitation or other business combination. Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any Member from (a) acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter so long as the Member does not consult with or is not employed by such competitor and (b) owning equity interests in Management or Attest Entity.

     XIII.2 Damages.  Because of the difficulty of measuring economic losses to
            -------
CenterPoint as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to CenterPoint for which it would have no other adequate remedy, each Member agrees that the foregoing covenant may be enforced by CenterPoint in the event of breach by such Member, by injunctions and restraining orders.

     XIII.3 Reasonable Restraint.  It is agreed by the parties hereto that the
            --------------------
foregoing covenants in this Article XIII impose a reasonable restraint on the
                            ------------
Members in light of the activities and business of CenterPoint (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of CenterPoint; but it is also the intent of CenterPoint and the Members that such covenants be construed and enforced in accordance with the changing activities and business of CenterPoint (including the subsidiaries thereof) throughout the term of this covenant.

     It is further agreed by the parties hereto that, in the event that any Member who has entered into an employment agreement, incentive compensation agreement or other similar agreement with CenterPoint and/or any subsidiary thereof as set forth herein shall thereafter cease to be employed thereunder, and such Member shall enter into a business or pursue other activities not in competition with CenterPoint and/or any subsidiary thereof, or similar activities or business in locations the operations of which, under such circumstances, does not violate this Article XIII and in any event such new
                                     ------------
business, activities or location are not in violation of this Article XIII or of
                                                              ------------
such Member's obligations under this Article XIII, such Member shall not be
                                     ------------
chargeable with a violation of this Article XIII if CenterPoint and/or any
                                    ------------
subsidiary thereof shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

     XIII.4 Severability; Reformation.  The covenants in this Article XIII are
            -------------------------                         ------------
severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

     XIII.5 Independent Covenant. All of the covenants in this Article XIII
            --------------------                               ------------
shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Member against CenterPoint (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by CenterPoint of such covenants. It is specifically agreed that the period of three (3) years stated at the beginning of this Article XIII, during which the
                                                ------------
agreements and covenants of each Member made in this Article XIII shall be
                                                     ------------
effective, shall be computed by excluding from such computation any time during which such Member is in violation of any provision of this Article XIII;
                                                           ------------
provided, however, in all events CenterPoint shall initiate proceedings to
--------  -------
enforce this Article XIII within four (4) years of the Closing Date. The
             ------------
covenants contained in this Article XIII shall not be affected by any breach of
                            ------------
any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

     XIII.6 Materiality.  The Company and each of the Members hereby agree that
            -----------
this covenant is a material and substantial part of this transaction.

                                  ARTICLE XIV

                                  [RESERVED]


                                  ARTICLE XV

                              GENERAL PROVISIONS

     XV.1 Brokers.  Each of Management, Mass PC, the Company and the Members
          -------
represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee (except for any fee described in
Schedule 15.1) or commission in connection with the Merger or the transactions
-------------
contemplated by this Agreement based upon arrangements made by or on behalf of the Company. CenterPoint represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CenterPoint or its stockholders (other than underwriting discounts and commission to be paid in connection with the IPO).

     XV.2 Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally, sent by nationally recognized overnight delivery service, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section):

          XV.2.1     If to CenterPoint or Mergersub, to:

                    CenterPoint Advisors, Inc.
                    225 West Washington Street
                    16th Floor
                    Chicago, Illinois  60606
                    Attn: Robert Basten

          with a copy to:

                    Katten Muchin & Zavis
                    525 West Monroe Street
                    Chicago, Illinois  60661-3693
                    Attn:  Howard S. Lanznar, Esq.
                    Facsimile No.: (312) 902-1061

          XV.2.2     If to Management, Mass PC or the Company, to:

                    c/o Urbach, Kahn & Werlin, P.C.

                    66 State Street
                    Albany, NY 12207
                    Attn: Steve Fischer
                    Facsimile No.: (518) 449-5832

          with a copy to:

                    Cooper, Erving, Savage, Nolan & Heller
                    39 North Pearl St.
                    Albany, NY 12207
                    Attn: Mark Heller
                    Facsimile No.: (518) 432-3100

     XV.2.3 If to the Member Representative or the Members, as applicable, addressed to the addresses set forth on Schedule 15.2.3, with copies to such
                                        ---------------
counsel as set forth with respect to each Member on such Schedule 15.2.3, as
                                                         ---------------
applicable.

     XV.3 Interpretation.  The table of contents and headings contained in this
          --------------
Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "HEREIN," "HEREOF" and "HEREUNDER" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.


     XV.4 Certain Definitions.  As used in this Agreement, (i) the term "PERSON"
          -------------------
shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, entity, firm, association, organization or other business in any form whatsoever or government (whether Federal, state, county, city or otherwise, including, without limitation, any instrumentality, division, agency or department thereof), (ii) the term "AFFILIATE" shall have the meaning given for that term in Rule 405 under the Securities Act, and shall include each past and present Affiliate of a Person and the members of such Affiliate's immediate family or their spouses or children and any trust the beneficiaries of which are such individuals or relatives, and (iii) an individual will be deemed to have "KNOWLEDGE" of a particular fact or other matter if: (a) such individual is actually aware of such fact or matter, or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter and a prudent individual would conduct such an investigation; a Person, other than an individual, will be deemed to have "KNOWLEDGE" of a particular fact or other matter if any Person who is a partner, member or shareholder of such Person or who is otherwise serving, or who has served, as a director, officer, partner, member or trustee (or any capacity) of such Person has, or at any time had, knowledge of such fact or other matter.

     XV.5 Entire Agreement; Assignment.  This Agreement (including the documents
          ----------------------------
and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and
(b) shall not be assigned by operation of law or otherwise, except that CenterPoint may assign this Agreement to any wholly-owned subsidiary of CenterPoint.

     XV.6 Applicable Law.  This Agreement shall be governed in all respects,
          --------------
including validity, interpretation and effect, by the laws of the State of Illinois applicable to contracts executed and to be performed wholly within such state, without giving effect to its choice of law rules.

     XV.7 Counterparts.  This Agreement may be executed via facsimile or
          ------------
otherwise in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     XV.8 Parties in Interest.  This Agreement shall be binding upon and inure
          -------------------
solely to the benefit of each party hereto, and their respective successors, permitted assigns, heirs, legal representatives and executors and except as expressly set forth in herein, nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                               *       *      *

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first written above.

                         "CENTERPOINT":

                         CENTERPOINT ADVISORS, INC.,
                         A DELAWARE CORPORATION


                         By: /s/ Robert C. Basten
                            --------------------------------------------

                         Name: Robert C. Basten
                               -----------------------------------------

                         Its: President and Chief Executive Officer
                             -------------------------------------------

                         "MERGERSUB":

                         UKW MERGERSUB INC.,
                         A DELAWARE CORPORATION


                         By: /s/ Robert C. Basten
                            --------------------------------------------

                         Name: Robert C. Basten
                              ------------------------------------------

                         Its: President
                             -------------------------------------------


                         "MASS PC":

                         URBACH, KAHN & WERLIN, P.C.,
                         A MASSACHUSETTS PROFESSIONAL CORPORATION


                         By: /s/ Steven Fischer
                            --------------------------------------------

                         Name: Steven Fischer
                              ------------------------------------------

                         Its: President
                             -------------------------------------------

                         "COMPANY":

                         URBACH, KAHN & WERLIN, P.C.,
                         A NEW YORK PROFESSIONAL CORPORATION


                         By: /s/ Steven Fischer
                            -------------------------------------------

                         Name: Steven Fischer
                              -----------------------------------------

                         Its: President
                             ------------------------------------------

                         "MANAGEMENT":

                         UKW MANAGEMENT LLC,
                         A DELAWARE LIMITED LIABILITY COMPANY

                         By: /s/ Steven Fischer
                            -------------------------------------------

                         Name: Steven Fischer
                              -----------------------------------------

                         Its: Manager
                             ------------------------------------------


                         "MEMBERS": Each of the undersigned is executing this Agreement as a member of UKW LLC and as a stockholder of Urbach, Kahn & Werlin, P.C.

                         /s/ Steven N. Fischer
                         ----------------------------------------------
                         STEVEN N. FISCHER

                         /s/ David L. Evans
                         ----------------------------------------------
                         DAVID L. EVANS

                         /s/ Robert E. Fleming
                         ----------------------------------------------
                         ROBERT E. FLEMING

                         /s/ Howard S. Foote
                         ----------------------------------------------
                         HOWARD S. FOOTE

                         /s/ John S. Gijanto
                         ------------------------------------------
                         JOHN S. GIJANTO

                         /s/ Lloyd F. Jones
                         -------------------------------------------
                         LLOYD F. JONES

                         /s/ William M. Kahn
                         -------------------------------------------
                         WILLIAM M. KAHN

                         /s/ Richard G. Kotlow
                         -------------------------------------------
                         RICHARD G. KOTLOW

                         /s/ Richard M. Lipman
                         -------------------------------------------
                         RICHARD M. LIPMAN

                         /s/ Harold D. Mandel
                         -------------------------------------------
                         HAROLD D. MANDEL

                         /s/ Marilyn A. Pendergast
                         -------------------------------------------
                         MARILYN A. PENDERGAST

                         /s/ Jeffrey M. Rosenbaum
                         -------------------------------------------
                         JEFFREY M. ROSENBAUM

                         /s/ Paul Goetz
                         -------------------------------------------
                         PAUL GOETZ

                         /s/ James Daniels
                         -------------------------------------------
                         JAMES DANIELS

                         /s/ Donald J. Neubecker
                         -------------------------------------------
                         DONALD J. NEUBECKER

                         /s/ Michael McCarthy
                         -------------------------------------------
                         MICHAEL MCCARTHY

                         /s/ William F. Chandler
                         -------------------------------------------
                         WILLIAM F. CHANDLER

                         /s/ Michael Mahoney
                         ------------------------------------------
                         MICHAEL MAHONEY

                         /s/ Alan A. Schachter
                         ------------------------------------------
                         ALAN A. SCHACHTER

                         /s/ John E. Wolfgang
                         ------------------------------------------
                         JOHN E.WOLFGANG

                         /s/ Marianne DeMario
                         ------------------------------------------
                         MARIANNE DEMARIO

                         /s/ Kevin O'Donoghue
                         ------------------------------------------
                         KEVIN O'DONOGHUE

                         /s/ Arthur L. Heisman
                         ------------------------------------------
                         ARTHUR L. HEISMAN

                         /s/ Jeffrey S. Hershow
                         ------------------------------------------
                         JEFFREY S. HERSHOW

                         /s/ Joseph Peterson
                         ----------------------------------------
                         JOSEPH PETERSON